Exhibit 2.3
Execution Copy
ASSET TRANSFER AGREEMENT
EFFECTIVE AS OF FEBRUARY 13, 2009
BY AND AMONG
MEDIACOM IOWA LLC, MEDIACOM WISCONSIN LLC,
MEDIACOM ILLINOIS LLC, MEDIACOM SOUTHEAST LLC,
MCC IOWA LLC, MCC GEORGIA LLC
MCC ILLINOIS LLC, MCC MISSOURI LLC
AND
MEDIACOM COMMUNICATIONS CORPORATION

List of Schedules

Schedule 2.1(a)	BB Franchises
Schedule 2.1(c)	BB Real Property

Schedule 2.2(a)(1)	LLC-1 Franchises
Schedule 2.2(a)(2)	LLC-2 Franchises
Schedule 2.2(c)(1)	LLC-1 Real Property
Schedule 2.2(c)(2)	LLC-2 Real Property

Schedule 3.4	BB Franchise Exceptions
Schedule 3.7(b)	BB System Pole Contracts — Fees and Exceptions
Schedule 3.9	BB Title and Lien Exceptions
Schedule 3.10(a)	BB to MCC Consents
Schedule 3.10(b)	MCC to LLC Consents
Schedule 3.12	BB Systems Data
Schedule 3.13(b)	BB Aeronautical Frequencies
Schedule 3.13(c)	BB System Testing
Schedule 3.13(e)	BB FCC EEO Reports
Schedule 3.13(f)	BB Compliance
Schedule 3.14	BB Copyright
Schedule 3.15	BB Compliance with Law
Schedule 3.16	BB Employment Matters
Schedule 3.17	BB Legal Proceedings
Schedule 3.18	BB Environmental Matters
Schedule 3.20	BB Performance Bonds and other Security
Schedule 3.21	BB Conduct of Business in the Ordinary Course

Schedule 4.4	LLC Franchise Exceptions
Schedule 4.7(b)	LLC System Pole Contracts — Fees and Exceptions
Schedule 4.9	LLC Title and Lien Exceptions
Schedule 4.10(a)	LLC to MCC Consents
Schedule 4.10(b)	MCC to BB Consents
Schedule 4.12	LLC-1 and LLC-2 Systems Data
Schedule 4.13(b)	LLC-1 and LLC-2 Aeronautical Frequencies
Schedule 4.13(c)	LLC System Testing
Schedule 4.13(e)	LLC FCC EEO Reports
Schedule 4.13(f)	LLC Compliance
Schedule 4.14	LLC Copyright
Schedule 4.15	LLC Compliance with Law
Schedule 4.16	LLC-1 and LLC-2 Employment Matters
Schedule 4.17	LLC Legal Proceedings
Schedule 4.18	LLC Environmental Matters
Schedule 4.20	LLC Performance Bonds and other Security
Schedule 4.21	LLC Conduct of Business in the Ordinary Course

List of Exhibits

Exhibit A	Assumption Agreement
Exhibit B	Bill of Sale
Exhibit C	Assignment and Assumption Agreement

ASSET TRANSFER AGREEMENT
     Mediacom Wisconsin LLC, a Delaware limited liability company (“Wisconsin LLC”), Mediacom Illinois, LLC a Delaware limited liability company (“Illinois LLC”), Mediacom Southeast LLC, a Delaware limited liability company (“Southeast LLC”), Mediacom Iowa LLC, a Delaware limited liability company (“Iowa LLC” and, collectively with Wisconsin LLC, Illinois LLC and Southeast LLC, the “LLC Swap Parties”), MCC Illinois LLC, a Delaware limited liability company (“Illinois BB”), MCC Georgia LLC, a Delaware limited liability company (“Georgia BB”), MCC Iowa LLC, a Delaware limited liability company (“Iowa BB”), MCC Missouri LLC, a Delaware limited liability company (“Missouri BB” and, collectively with Illinois BB, Georgia BB and Iowa BB, the “BB Swap Parties”), and Mediacom Communications Corporation, a Delaware corporation (“Mediacom” and collectively with the LLC Swap Parties and the BB Swap Parties, the “Parties”), enter into this Asset Transfer Agreement (this “Agreement”) executed as of February 11, 2009, effective as of February 13, 2009 (the “Effective Date”).
RECITALS:
     A. Mediacom is the sole member and manager of each of Mediacom Broadband LLC, a Delaware limited liability company (“Broadband LLC”), and Mediacom LLC, a New York limited liability company (“Mediacom LLC”); and
     B. Broadband LLC is the sole member of each of the BB Swap Parties, and Mediacom LLC is the sole member of each of the LLC Swap Parties; and
     C. Illinois BB owns cable television, internet data delivery, and telephony systems, and related assets located in and around the communities and franchise areas listed on Schedule 2.1(a) (the “BB Systems”) and operates the BB Systems to provide cable television, internet access, and telephony services to subscribers of the BB Systems (the “BB Business”). The LLC Swap Parties, the BB Swap Parties and Mediacom agree and acknowledge that the BB Swap Parties and its affiliates own and operate other cable television, internet data delivery, and telephony systems other than the BB Systems, and that said systems are not subject to this Agreement.
     D. The LLC Swap Parties own cable television, internet data delivery, and telephony systems, and related assets located in and around the communities and franchise areas listed on Schedule 2.2(a)(1) (the “LLC-1 Systems”) and on Schedule 2.2(a)(2) (the “LLC-2 Systems” and collectively with the LLC-1 Systems, the “LLC Systems”) and operate the LLC-1 Systems and LLC-2 Systems to provide cable television, internet access, and telephony services to subscribers of the LLC-1 Systems (the “LLC-1 Business”) and LLC-2 Systems (the “LLC-2 Business” and, collectively with the LLC-1 Business, the “LLC Business”), respectively. The LLC Swap Parties, the BB Swap Parties and Mediacom agree and acknowledge that the LLC Swap Parties and their affiliates own and operate other cable television, internet data delivery, and telephony systems other than the LLC Systems, and that said systems are not subject to this Agreement.
     E. Under the terms of this Agreement, the Parties desire to effect a series of transactions (collectively, the “Transactions”) pursuant to which (i) Mediacom would acquire from the LLC

Swap Parties all of the LLC Assets used or useful in the LLC Business, other than the LLC Excluded Assets, (ii) Mediacom would acquire from Illinois BB all of the BB Assets used or useful in the BB Business, other than the BB Excluded Assets, (iii) Illinois LLC would acquire from Mediacom all of the BB Assets used or useful in the BB Business, other than the BB Excluded Assets, (iv) the BB Swap Parties would acquire from Mediacom all of the LLC-1 Assets used or useful in the LLC-1 Business, other than the LLC-1 Excluded Assets, (v) Mediacom would assume certain liabilities of the LLC Swap Parties relating to the LLC-2 Business, (vi) Illinois LLC would assume certain liabilities of Illinois BB relating to the BB Business, and (vii) the BB Swap Parties would assume certain liabilities of the LLC Swap Parties relating to the LLC-1 Business.
     F. Each of the Parties expects to derive benefits, directly and indirectly, by reason of consummation of the Transactions.
     In consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:
AGREEMENTS:
ARTICLE I
DEFINITIONS
     The following terms shall have the following meanings in this Agreement:
     “Agreement Date” means the date of this Agreement.
     “Basic Service” means the lowest level of cable television service offered by each System that includes broadcast programming.
     “BB Accounts Receivable” means accounts receivable of Illinois BB derived from the operation of the BB Systems prior to the Closing Date.
     “BB Assets” means all of Illinois BB’s privileges, rights, interests and properties, real and personal, tangible and intangible, that relate directly to the BB Business and operations of the BB Systems and are used in the BB Systems or the BB Business including, without limitation:
(a)	the BB Franchises set forth on Schedule 2.1(a);

(b)	the BB FCC Licenses;

(c)	the BB Real Property set forth on Schedule 2.1(c);

(d)	the BB Equipment;

(e)	the BB Contracts;

(f)	the BB Intangibles;

(g)	the BB Accounts Receivable;

(h)	registrations and permits used or useful in the BB Business;

(i)	Illinois BB’s records, files and data related directly or indirectly to the BB Business and operations of the BB Systems; and

(j)	all other BB Assets except BB Excluded Assets.
     “BB Basic Subscribers” means the total number of households that (i) subscribe to the Basic Service offered by Illinois BB with respect to the BB Systems (either alone or in combination with any other service) (exclusive of “second outlets,” “additional outlets” or “courtesy accounts,” as such terms are commonly understood in the cable television industry) or have requested to be installed with the Basic Service offered by Illinois BB with respect to the BB Systems (either alone or in a combination with any other service) but where installation has not been completed; (ii) have paid their applicable installation fee and the first month’s billed charges for their Basic Service; (iii) do not have more than $10.00 owing to Illinois BB 60 days or more overdue from the first day of the period to which any outstanding bill relates; (iv) have not requested disconnection and consistent with Illinois BB’s policy on disconnection should not have been disconnected; and (v) in the case of households that became subscribers within ninety (90) days preceding the applicable date as of which the number of BB Basic Subscribers is determined, that became subscribers only pursuant to customary promotions conducted in the ordinary course of business consistent with Illinois BB’s past practices.
     “BB Board Approval” means the authorization and approval by the Executive Committee of Broadband LLC of the execution, delivery, and performance of this Agreement and the consummation of the Related Transactions by the BB Swap Parties.
     “BB Bulk Accounts” means Illinois BB’s agreements with owners of Multiple Dwelling Units, campgrounds, nursing homes, hotels, and similar businesses for the provision of Basic Service at a discounted or bulk rate and such accounts (i) subscribe to Illinois BB’s Basic Service with respect to the BB Systems (either alone or in combination with any other service) or have requested to be installed with Illinois BB’s Basic Service with respect to the BB Systems (either alone or in combination with any other service) but installation has not been completed; (ii) have paid their applicable installation fee and the first month’s billed charges for Basic Service; (iii) do not have more than $10.00 owing to Illinois BB 60 days or more overdue from the first day of the period to which any outstanding bill relates; (iv) have not requested disconnection; and consistent with Illinois BB’s policy on disconnection should not have been disconnected; and (v) in the case of accounts that became subscribers within ninety (90) days preceding the applicable date as of which the number or BB Bulk Basic Subscribers is determined, that became subscribers only pursuant to customary marketing promotions conducted in the ordinary course of business consistent with past practices.
     “BB Bulk Basic Subscribers” means (i) the sum of (x) total billings, before nonrecurring charges or credits, derived from BB Bulk Accounts in each of the twelve (12) calendar months preceding Closing divided by (y) the average rate for Basic Service in effect in the BB Systems in each respective calendar month (determined by dividing revenues for Basic Service for such twelve (12) month period by the sum of BB Basic Subscribers for such twelve (12) month period) and (ii) further divided by twelve (12).
     “BB Business” has the meaning set forth in the Recitals to this Agreement.
     “BB Contracts” means leases, easements, rights-of-way, crossing agreements, equipment leases, bulk subscriber agreements, agreements for access to Multiple Dwelling Units, pole attachment and conduit agreements, programming agreements, subscriber agreements and other agreements, written or oral (including any amendments and other modifications thereto), other than BB Franchises or BB Excluded Assets, to which Illinois BB is a party or which are binding upon Illinois BB and which relate to the operation of the BB Systems or the BB Business, and (i) which are in effect on the date hereof or (ii) which are entered into by Illinois BB as permitted by Section 7.2 of this Agreement between the date hereof and the Closing Date.
     “BB Copyright Filings” has the meaning set forth in Section 3.14.
     “BB Deficiency Amount” has the meaning set forth in Section 2.11(e).
     “BB Equipment” means all electronic devices, servers and gateway servers, trunk and distribution coaxial and optical fiber cable, fiber optic transport facilities, amplifiers, power supplies, conduits, vaults and pedestals, grounding and pole hardware, subscriber devices (including converters, encoders, transformers behind television sets and fittings), headed hardware (including origination, earth stations, transmission and distribution systems), test equipment, vehicles, spare parts, inventory, and other tangible personal property and facilities owned or leased by Illinois BB and used or held for use by Illinois BB in the conduct of the BB Business or operations of the BB Systems.
     “BB Excess Amount” has the meaning set forth in Section 2.11(e).
     “BB Excluded Assets” has the meaning set forth in Section 2.4.
     “BB FCC Licenses” means all licenses, permits, authorizations, registrations or other authority issued by the FCC to Illinois BB relating to the BB Systems or the BB Business.
     “BB Franchises” means all municipal, county, state and federal cable television franchises, franchise applications (if any), ordinances, licenses, authorizations and permits held by Illinois BB relating to the BB Systems or the BB Business, including, without limitation, those items listed on Schedule 2.1(a).
     “BB Homes Passed” means the sum of the number of single family residences and individual residential living units contained in Multiple Dwelling Units capable of being serviced by the BB Systems.
     “BB Intangibles” means all general intangibles, including the right to utilize patented technology to the extent that such patented technology is presently being utilized in connection with the operation of the BB Business and BB Systems by Illinois BB, subscriber lists, and all goodwill, if any, owned, used or held for use by Illinois BB in connection with the BB Business, provided, however, BB Intangibles shall not include (i) rights or title to any patents held by Illinois BB, (ii) any copyrights owned or held by Illinois BB, (iii) any trademarks, service marks, trade names, logos or similar proprietary rights owned or held by Illinois BB, or (iv) any domain names utilized or held by Illinois BB.
     “BB Material Adverse Effect” means any change, event, occurrence of effect that has a material adverse effect on the operations, assets, or financial condition of the BB Assets, the BB Business and the BB Systems, taken as a whole, but without taking into account (i) any effect resulting from changes in conditions (including economic conditions, changes in FCC regulations, or federal or state governmental actions, legislation or regulations) that are applicable to the economy or the cable television industry on a national, regional or state basis (other than such changes as would prohibit the transactions contemplated hereby, subject the LLC Swap Parties to damages or require the LLC Swap Parties to divest themselves of other assets or interests) or (ii) any changes in technology affecting the BB Business.
     “BB Real Property” means all interests in real property (including buildings, improvements, fixtures, appurtenances and easements) which are used or held for use in the BB Business or operations of the BB Systems, including, without limitation, the items listed on Schedule 2.1(c), plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date hereof and the Closing Date.
     “BB Report” has the meaning set forth in Section 2.11(a).
     “BB Swap Parties’ Knowledge”, “the Knowledge of the BB Swap Parties” or words of similar import means the actual knowledge of Calvin Craib, Senior Vice President of Business Development, Brian Walsh, Senior Vice President and Controller, and Bruce Gluckman, Vice President — Legal Affairs.
     “BB System Pole Contracts” has the meaning set forth in Section 3.7(b).
     “BB Taxes” has the meaning set forth in Section 3.19.
     “BB to MCC Asset Transfers” has the meaning set forth in Section 2.2.
     “BB to MCC Consents” means all of the consents, notices, waivers, authorizations, filings, permits, approvals or other actions of any Person, Franchising Authority or other Governmental Authority required to permit the transfer of the BB Assets from Illinois BB to Mediacom.
     “Board Approvals” means the BB Board Approval, the LLC Board Approval and the Mediacom Board Approval.
     “Broadband Service” means the lowest level of internet access service offered by each System that includes internet access.
     “Business Day” means any day other than a Saturday, a Sunday, or any day on which banks in New York are authorized or required to be closed.

     “Businesses” means the LLC Business and the BB Business.
     “Closing” or “Closing Date” has the meaning set forth in Section 2.9.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Communications Act” means the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996.
     “Copyright Act” means the Copyright Act of 1976, as amended.
     “Copyright Office Regulations” means all rules, regulations, and policies promulgated by the Copyright Office under the Copyright Act.
     “Effective Time” means 11:59 p.m., New York City time, on the Closing Date.
     “Encumbrance” means any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, condition, pledge, right of first refusal, option, assessment, adverse interest, restriction on transfer or any defect in title or other ownership interest, including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses.
     “Environmental Law” means any requirement of federal, state or local law or regulation pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or other environmental matter, or relating to emissions, discharges, or releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, ground water, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.
     “Equalization Amount” means $8.2 million.
     “FCC” means the Federal Communications Commission.
     “FCC Regulations” means all rules, regulations, and policies promulgated by the FCC under the Communications Act.
     “Franchises” means the BB Franchises and the LLC Franchises.
     “Franchising Authority” means a Government Authority that is a party to a LLC Franchise or a BB Franchise or before which are pending any franchise applications filed by Illinois BB or a LLC Swap Party relating to the operation of a System.
     “GAAP” means generally accepted accounting principles consistently applied.

     “Governmental Authority” means any of the following: (a) the United States of America; (b) any state or any political subdivision; or (c) any government agency, authority or instrumentality, including any court, tribunal, department, bureau, commission, or board.
     “Hazardous Substance” means any pollutant, contaminant, hazardous or toxic substance, or material that is designated as a hazardous substance under any Environmental Law; provided, that such term shall not include any such substances to the extent used in commercially reasonable quantities, in the ordinary course of business and in compliance with Environmental Laws.
     “IRS” means the Internal Revenue Service.
     “Legal Requirements” means any law, rule, regulation, order, decision, ruling, or other requirement, enacted, adopted, promulgated, or applied by any Governmental Authority.
     “Liabilities Assumed by BB” has the meaning set forth in Section 2.6.
     “Liabilities Assumed by LLC” has the meaning set forth in Section 2.8.
     “Liabilities Assumed by Mediacom” has the meaning set forth in Section 2.7.
     “Liabilities Not Assumed by BB” has the meaning set forth in Section 2.6.
     “Liabilities Not Assumed by LLC” has the meaning set forth in Section 2.8.
     “Liabilities Not Assumed by Mediacom” has the meaning set forth in Section 2.7.
     “LLC Accounts Receivable” means the LLC-1 Accounts Receivable and the LLC-2 Accounts Receivable.
     “LLC Assets” means the LLC-1 Assets and the LLC-2 Assets.
     “LLC Board Approval” means the authorization and approval by the Executive Committee of Mediacom LLC of the execution, delivery, and performance of this Agreement and the consummation of the Related Transactions by the LLC Swap Parties.
     “LLC Business” has the meaning set forth in the Recitals to this Agreement.
     “LLC Contracts” means the LLC-1 Contracts and the LLC-2 Contracts.
     “LLC Copyright Filings” has the meaning set forth in section 4.14.
     “LLC Equipment” means the LLC-1 Equipment and the LLC-2 Equipment.
     “LLC Excluded Assets” has the meaning set forth in Section 2.5.
     “LLC FCC Licenses” means the LLC-1 FCC Licenses and the LLC-2 FCC Licenses.
     “LLC Franchises” means the LLC-1 Franchises and the LLC-2 Franchises.

     “LLC Homes Passed” means the LLC-1 Homes Passed and the LLC-2 Homes Passed.
     “LLC Intangibles” means the LLC-1 Intangibles and the LLC-2 Intangibles.
     “LLC Material Adverse Effect” means any change, event, occurrence or effect that has a material adverse effect on the operations, assets, or financial condition of the LLC Assets, the LLC Business and the LLC Systems, taken as a whole, but without taking into account (i) any effect resulting from changes in conditions (including economic conditions, changes in FCC regulations, or federal or state governmental actions, legislation or regulations) that are applicable to the economy or the cable television industry on a national, regional or state basis (other than such changes as would prohibit the transactions contemplated hereby, subject the BB Swap Parties to damages or require the BB Swap Parties to divest itself of other assets or interests) or (ii) any changes in technology affecting the LLC Business.
     “LLC Real Property” means the LLC-1 Real Property and the LLC-2 Real Property.
     “LLC Report” has the meaning set forth in Section 2.11(b).
     “LLC System Pole Contracts” means the LLC-1 System Pole Contracts and the LLC-1 System Pole Contracts.
     “LLC Taxes” has the meaning set forth in Section 4.19.
     “LLC to MCC Asset Transfers” has the meaning set forth in Section 2.1.
     “LLC to MCC Consents” means all of the consents, notices, waivers, authorizations, filings, permits, approvals or other actions of any Person, Franchising Authority or other Governmental Authority required to permit the transfer of the LLC Assets from the LLC Swap Parties to Mediacom.
     “LLC Swap Parties’ Knowledge”, “the Knowledge of the LLC Swap Parties” or words of similar import means the actual knowledge of Calvin Craib, Senior Vice President of Business Development; Brian Walsh, Senior Vice President and Controller, and Bruce Gluckman, Vice President — Legal Affairs.
     “LLC-1 Accounts Receivable” means accounts receivable of the LLC Swap Parties derived from the operation of the LLC-1 Systems prior to the Closing Date.
     “LLC-1 Assets” means all of the LLC Swap Parties’ privileges, rights, interests and properties, real and personal, tangible and intangible, that relate directly to the LLC-1 Business and operations of the LLC-1 Systems and are used in the LLC-1 Systems or the LLC-1 Business including, without limitation:
(a)	the LLC-1 Franchises set forth on Schedule 2.2(a)(1);

(b)	the LLC-1 FCC Licenses;

(c)	the LLC-1 Real Property set forth on Schedule 2.2(c)(1);

(d)	the LLC-1 Equipment;

(e)	the LLC-1 Contracts;

(f)	the LLC-1 Intangibles;

(g)	the LLC-1 Accounts Receivable;

(h)	registrations and permits used or useful in the LLC-1 Business;

(i)	the LLC Swap Parties’ records, files and data related directly or indirectly to the LLC-1 Business and operations of the LLC-1 Systems; and

(j)	all other LLC-1 Assets except LLC-1 Excluded Assets.
     “LLC-1 Basic Subscribers” means the total number of households that (i) subscribe to the Basic Service offered by the LLC Swap Parties with respect to the LLC-1 Systems (either alone or in combination with any other service) (exclusive of “second outlets,” “additional outlets” or “courtesy accounts,” as such terms are commonly understood in the cable television industry) or have requested to be installed with the Basic Service offered by the LLC Swap Parties with respect to the LLC-1 Systems (either alone or in a combination with any other service) but where installation has not been completed; (ii) have paid their applicable installation fee and the first month’s billed charges for their Basic Service; (iii) do not have more than $10.00 owing to the LLC Swap Parties 60 days or more overdue from the first day of the period to which any outstanding bill relates; (iv) have not requested disconnection and consistent with the LLC Swap Parties’ policy on disconnection should not have been disconnected; and (v) in the case of households that became subscribers within ninety (90) days preceding the applicable date as of which the number of LLC-1 Basic Subscribers is determined, that became subscribers only pursuant to customary promotions conducted in the ordinary course of business consistent with the LLC Swap Parties’ past practices.
     “LLC-1 Bulk Accounts” means the LLC Swap Parties’ agreements with owners of Multiple Dwelling Units, campgrounds, nursing homes, hotels, and similar businesses for the provision of Basic Service at a discounted or bulk rate and such accounts (i) subscribe to the LLC Swap Parties’ Basic Service with respect to the LLC-1 Systems (either alone or in combination with any other service) or have requested to be installed with the LLC Swap Parties’ Basic Service with respect to the LLC-1 Systems (either alone or in combination with any other service) but installation has not been completed; (ii) have paid their applicable installation fee and the first month’s billed charges for Basic Service; (iii) do not have more than $10.00 owing to the LLC Swap Parties 60 days or more overdue from the first day of the period to which any outstanding bill relates; (iv) have not requested disconnection; and consistent with the LLC Swap Parties’ policy on disconnection should not have been disconnected; and (v) in the case of accounts that became subscribers within ninety (90) days preceding the applicable date as of which the number or LLC-1 Bulk Basic Subscribers is determined, that became subscribers only pursuant to customary marketing promotions conducted in the ordinary course of business consistent with past practices.

     “LLC-1 Bulk Basic Subscribers” means (i) the sum of (x) total billings, before nonrecurring charges or credits, derived from LLC-1 Bulk Accounts in each of the twelve (12) calendar months preceding Closing divided by (y) the average rate for Basic Service in effect in the LLC-1 Systems in each respective calendar month (determined by dividing revenues for Basic Service for such twelve (12) month period by the sum of LLC-1 Basic Subscribers for such twelve (12) month period) and (ii) further divided by twelve (12).
     “LLC-1 Business” has the meaning set forth in the Recitals to this Agreement.
     “LLC-1 Contracts” means leases, easements, rights-of-way, crossing agreements, equipment leases, bulk subscriber agreements, agreements for access to Multiple Dwelling Units, pole attachment and conduit agreements, programming agreements, subscriber agreements and other agreements, written or oral (including any amendments and other modifications thereto), other than Franchises or Excluded Assets, to which a LLC Swap Party is a party or which are binding upon a LLC Swap Party and which relate to the operation of the LLC-1 Systems or the LLC-1 Business, and (i) which are in effect on the date hereof or (ii) which are entered into by a LLC Swap Party as permitted by Section 7.4 of this Agreement between the date hereof and the Closing Date.
     “LLC-1 Deficiency Amount” has the meaning set forth in Section 2.11(d).
     “LLC-1 Equipment” means all electronic devices, servers and gateway servers, trunk and distribution coaxial and optical fiber cable, fiber optic transport facilities, amplifiers, power supplies, conduits, vaults and pedestals, grounding and pole hardware, subscriber devices (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution systems), test equipment, vehicles, spare parts, inventory, and other tangible personal property and facilities owned or leased by the LLC-1 Swap Parties and used or held for use by the LLC-1 Swap Parties in the conduct of the LLC-1 Business or operations of the LLC-1 Systems.
     “LLC-1 Excess Amount” has the meaning set forth in Section 2.11(d).
     “LLC-1 FCC Licenses” means all licenses, permits, authorizations, registrations or other authority issued by the FCC to the LLC Swap Parties relating to the LLC-1 Systems or the LLC-1 Business.
     “LLC-1 Franchises” means all municipal, county, state and federal cable television franchises, franchise applications (if any), ordinances, licenses, authorizations and permits held by the LLC Swap Parties relating to the LLC-1 Systems or the LLC-1 Business, including, without limitation, those items listed on Schedule 2.2(a)(1).
     “LLC-1 Homes Passed” means the sum of the number of single family residences and individual residential living units contained in Multiple Dwelling Units capable of being serviced by the LLC-1 Systems.
     “LLC-1 Intangibles” means all general intangibles, including the right to utilize patented technology to the extent that such patented technology is presently being utilized in connection with the operation of the LLC-1 Business and LLC-1 Systems by the LLC Swap Parties,

subscriber lists, and all goodwill, if any, owned, used or held for use by the LLC Swap Parties in connection with the LLC-1 Business, provided, however, LLC-1 Intangibles shall not include (i) rights or title to any patents held by the LLC Swap Parties, (ii) any copyrights owned or held by the LLC Swap Parties, (iii) any trademarks, service marks, trade names, logos or similar proprietary rights owned or held by the LLC Swap Parties, or (iv) any domain names utilized or held by the LLC Swap Parties.
     “LLC-1 Material Adverse Effect” means any change, event, occurrence or effect that has a material adverse effect on the operations, assets, or financial condition of the LLC-1 Assets, the LLC-1 Business and the LLC-1 Systems, taken as a whole, but without taking into account (i) any effect resulting from changes in conditions (including economic conditions, changes in FCC regulations, or federal or state governmental actions, legislation or regulations) that are applicable to the economy or the cable television industry on a national, regional or state basis (other than such changes as would prohibit the transactions contemplated hereby, subject the BB Swap Parties to damages or require the BB Swap Parties to divest themselves of other assets or interests) or (ii) any changes in technology affecting the LLC-1 Business.
     “LLC-1 Real Property” means all interests in real property (including buildings, improvements, fixtures, appurtenances and easements) which are used or held for use in the LLC-1 Business or operations of the LLC-1 Systems, including, without limitation, the items listed on Schedule 2.2(c)(1), plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date hereof and the Closing Date.
     “LLC-2 Accounts Receivable” means accounts receivable of the LLC Swap Parties derived from the operation of the LLC-2 Systems prior to the Closing Date.
     “LLC-2 Assets” means all of the LLC Swap Parties’ privileges, rights, interests and properties, real and personal, tangible and intangible, that relate directly to the LLC-2 Business and operations of the LLC-2 Systems and are used in the LLC-2 Systems or the LLC-2 Business including, without limitation:
(a)	the LLC-2 Franchises set forth on Schedule 2.2(a)(2);

(b)	the LLC-2 FCC Licenses;

(c)	the LLC-2 Real Property set forth on Schedule 2.2(c)(2);

(d)	the LLC-2 Equipment;

(e)	the LLC-2 Contracts;

(f)	the LLC-2 Intangibles;

(g)	the LLC-2 Accounts Receivable;

(h)	registrations and permits used or useful in the LLC-2 Business;

(i)	the LLC Swap Parties’ records, files and data related directly or indirectly to the LLC-2 Business and operations of the LLC-2 Systems; and

(j)	all other LLC-2 Assets except LLC-2 Excluded Assets.
     “LLC-2 Basic Subscribers” means the total number of households that (i) subscribe to the Basic Service offered by the LLC Swap Parties with respect to the LLC-2 Systems (either alone or in combination with any other service) (exclusive of “second outlets,” “additional outlets” or “courtesy accounts,” as such terms are commonly understood in the cable television industry) or have requested to be installed with the Basic Service offered by the LLC Swap Parties with respect to the LLC-2 Systems (either alone or in a combination with any other service) but where installation has not been completed; (ii) have paid their applicable installation fee and the first month’s billed charges for their Basic Service; (iii) do not have more than $10.00 owing to the LLC Swap Parties 60 days or more overdue from the first day of the period to which any outstanding bill relates; (iv) have not requested disconnection and consistent with the LLC Swap Parties’ policy on disconnection should not have been disconnected; and (v) in the case of households that became subscribers within ninety (90) days preceding the applicable date as of which the number of LLC-2 Basic Subscribers is determined, that became subscribers only pursuant to customary promotions conducted in the ordinary course of business consistent with the LLC Swap Parties’ past practices.
     “LLC-2 Bulk Accounts” means the LLC Swap Parties’ agreements with owners of Multiple Dwelling Units, campgrounds, nursing homes, hotels, and similar businesses for the provision of Basic Service at a discounted or bulk rate and such accounts (i) subscribe to the LLC Swap Parties’ Basic Service with respect to the LLC-2 Systems (either alone or in combination with any other service) or have requested to be installed with the LLC Swap Parties’ Basic Service with respect to the LLC-2 Systems (either alone or in combination with any other service) but installation has not been completed; (ii) have paid their applicable installation fee and the first month’s billed charges for Basic Service; (iii) do not have more than $10.00 owing to the LLC Swap Parties 60 days or more overdue from the first day of the period to which any outstanding bill relates; (iv) have not requested disconnection; and consistent with the LLC Swap Parties’ policy on disconnection should not have been disconnected; and (v) in the case of accounts that became subscribers within ninety (90) days preceding the applicable date as of which the number or LLC-2 Bulk Basic Subscribers is determined, that became subscribers only pursuant to customary marketing promotions conducted in the ordinary course of business consistent with past practices.
     “LLC-2 Bulk Basic Subscribers” means (i) the sum of (x) total billings, before nonrecurring charges or credits, derived from LLC-2 Bulk Accounts in each of the twelve (12) calendar months preceding Closing divided by (y) the average rate for Basic Service in effect in the LLC-2 Systems in each respective calendar month (determined by dividing revenues for Basic Service for such twelve (12) month period by the sum of LLC-2 Basic Subscribers for such twelve (12) month period) and (ii) further divided by twelve (12).
     “LLC-2 Business” has the meaning set forth in the Recitals to this Agreement.
     “LLC-2 Cash Amount” means $74.0 million.

     “LLC-2 Contracts” means leases, easements, rights-of-way, crossing agreements, equipment leases, bulk subscriber agreements, agreements for access to Multiple Dwelling Units, pole attachment and conduit agreements, programming agreements, subscriber agreements and other agreements, written or oral (including any amendments and other modifications thereto), other than Franchises or Excluded Assets, to which an LLC Swap Party is a party or which are binding upon an LLC Swap Party and which relate to the operation of the LLC-2 Systems or the LLC-2 Business, and (i) which are in effect on the date hereof or (ii) which are entered into by a LLC Swap Party as permitted by Section 7.4 of this Agreement between the date hereof and the Closing Date.
     “LLC-2 Equipment” means all electronic devices, servers and gateway servers, trunk and distribution coaxial and optical fiber cable, fiber optic transport facilities, amplifiers, power supplies, conduits, vaults and pedestals, grounding and pole hardware, subscriber devices (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution systems), test equipment, vehicles, spare parts, inventory, and other tangible personal property and facilities owned or leased by the LLC-2 Swap Parties and used or held for use by the LLC-2 Swap Parties in the conduct of the LLC-2 Business or operations of the LLC-2 Systems.
     “LLC-2 FCC Licenses” means all licenses, permits, authorizations, registrations or other authority issued by the FCC to the LLC Swap Parties relating to the LLC-2 Systems or the LLC-2 Business.
     “LLC-2 Franchises” means all municipal, county, state and federal cable television franchises, franchise applications (if any), ordinances, licenses, authorizations and permits held by the LLC Swap Parties relating to the LLC-2 Systems or the LLC-2 Business, including, without limitation, those items listed on Schedule 2.2(a)(2).
     “LLC-2 Homes Passed” means the sum of the number of single family residences and individual residential living units contained in Multiple Dwelling Units capable of being serviced by the LLC-2 Systems.
     “LLC-2 Intangibles” means all general intangibles, including the right to utilize patented technology to the extent that such patented technology is presently being utilized in connection with the operation of the LLC-2 Business and LLC-2 Systems by the LLC Swap Parties, subscriber lists, and all goodwill, if any, owned, used or held for use by the LLC Swap Parties in connection with the LLC-2 Business, provided, however, LLC-2 Intangibles shall not include (i) rights or title to any patents held by the LLC Swap Parties, (ii) any copyrights owned or held by the LLC Swap Parties, (iii) any trademarks, service marks, trade names, logos or similar proprietary rights owned or held by the LLC Swap Parties, or (iv) any domain names utilized or held by the LLC Swap Parties.
     “LLC-2 Material Adverse Effect” means any change, event, occurrence or effect that has a material adverse effect on the operations, assets, or financial condition of the LLC-2 Assets, the LLC-2 Business and the LLC-2 Systems, taken as a whole, but without taking into account (i) any effect resulting from changes in conditions (including economic conditions, changes in FCC regulations, or federal or state governmental actions, legislation or regulations) that are applicable to the economy or the cable television industry on a national, regional or state basis (other than such changes as would prohibit the transactions contemplated hereby, subject the BB Swap Parties to damages or require the BB Swap Parties to divest themselves of other assets or interests) or (ii) any changes in technology affecting the LLC-2 Business.
     “LLC-2 Real Property” means all interests in real property (including buildings, improvements, fixtures, appurtenances and easements) which are used or held for use in the LLC-2 Business or operations of the LLC-2 Systems, including, without limitation, the items listed on Schedule 2.2(c)(2), plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date hereof and the Closing Date.
     “Losses” has the meaning set forth in Section 14.1.
     “MCC to BB Asset Transfers” has the meaning set forth in Section 2.2.
     “MCC to BB Consents” means all of the consents, notices, waivers, authorizations, filings, permits, approvals or other actions of any Person, Franchising Authority or other Governmental Authority required to permit the transfer of the LLC-1 Assets from Mediacom to the BB Swap Parties.
     “MCC to LLC Asset Transfers” has the meaning set forth in Section 2.1.
     “MCC to LLC Consents” means all of the consents, notices, waivers, authorizations, filings, permits, approvals or other actions of any Person, Franchising Authority or other Governmental Authority required to permit the transfer of the BB Assets from Mediacom to Illinois LLC.
     “Mediacom Board Approval” means the authorization and approval by the Board of Directors of Mediacom of the execution, delivery, and performance of this Agreement and the consummation of the Related Transactions by Mediacom, the BB Swap Parties and the LLC Swap Parties.
     “Mediacom Report” has the meaning set forth in Section 2.11(c).
     “Multiple Dwelling Units” means individual residential living units comprising multiple housing facilities, apartment buildings, condominiums, dormitories, and cooperatives.
     “Permitted Encumbrances” means: (a) liens for taxes, assessments and governmental charges not yet due and payable or being contested in good faith; (b) zoning laws and ordinances and similar Legal Requirements which are not violated by any existing improvement or which do not prohibit the use of the Real Property as currently used in the operation of the Businesses; (c) any right reserved to any Governmental Authority to regulate the affected property (including restrictions stated in the Franchises and FCC Licenses; (d) in the case of any leased Asset, (i) the rights of any lessor and (ii) any Encumbrance granted by any lessor of such leased Asset; (e) inchoate materialmen’s, mechanics’, workmen’s, repairmen’s, or other like Encumbrances arising in the ordinary course of business; (f) in the case of owned Real Property, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title which do not individually or in the aggregate materially interfere with the right or ability to use or operate the Real Property as currently being used; (g) any other Encumbrance (other than an Encumbrance securing a monetary obligation or an Encumbrance entitling any Person to acquire all or any portion of the owned Real Property) that does not individually or in the aggregate interfere with the continued use of the Assets subject thereto in the operation of the Business as currently being used.
     “Person” means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company or other similar entity.
     “Related Transactions” means all transactions and agreements contemplated by this Agreement and all other Transaction Documents.
     “Section 2.1 Cash Payments” has the meaning set forth in Section 2.1.
     “Section 626 Letter” means correspondence from Party to a Franchising Authority required under Cable Act Section 626(a)(1) to initiate formal franchise renewal procedures under Cable Act Sections 626(a) — (g).
     “Share Exchange Agreement” means the Share Exchange Agreement, dated as of September 7, 2008, by and among Mediacom, Shivers Investments, LLC and Shivers Trading and Operating Company, as it may be amended in accordance with its terms.
     “Systems” means the BB Systems and the LLC Systems.
     “Termination Date” means the “Termination Date”, as such term is defined in the Share Exchange Agreement.
     “Transactions” has the meaning specified in the Recitals to this Agreement.
     “Transaction Documents” means this Agreement and each agreement, instrument, exhibit, schedule, or other document to be delivered by a party under this Agreement.
ARTICLE II
ASSET TRANSFERS
     2.1 LLC Swap Parties-Mediacom Transfers. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, (i) the LLC Swap Parties agree to sell, assign, transfer and deliver to Mediacom, free and clear of all Encumbrances (other than Permitted Encumbrances), all of the LLC Swap Parties’ right, title and interest in and to the LLC Assets (the “LLC to MCC Asset Transfers”) and, in exchange therefor, (ii) Mediacom agrees to (x) sell, assign, transfer and deliver to Illinois LLC, free and clear of all Encumbrances (other than Permitted Encumbrances), all of Mediacom’s right, title and interest in and to the BB Assets (the “MCC to LLC Asset Transfers”) and (y) pay the Equalization Amount and the LLC-2 Cash Amount (collectively, the “Section 2.1 Cash Payments”) to the LLC Swap Parties. At least two (2) Business Days prior to the Closing Date, the LLC Swap Parties shall deliver to Mediacom a joint letter of instruction indicating the desired allocation of the Section 2.1 Cash Payments among the LLC Swap Parties, and the Section 2.1 Cash Payments shall be so allocated on the Closing Date.
     2.2 BB Swap Party-Mediacom Transfers. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, (i) Illinois BB agrees to (x) sell, assign, transfer and deliver to Mediacom, free and clear of all Encumbrances (other than Permitted Encumbrances), all of Illinois BB’s right, title and interest in and to the BB Assets (the “BB to MCC Asset Transfers”) and (y) pay to Mediacom (or cause to be paid to Mediacom) the Equalization Amount and, in exchange therefor, (ii) Mediacom agrees to sell, assign, transfer and deliver to the BB Swap Parties, free and clear of all Encumbrances (other than Permitted Encumbrances), all of Mediacom’s right, title and interest in and to the LLC-1 Assets (the “MCC to BB Asset Transfers”). At least two (2) Business Days prior to the Closing Date, the BB Swap Parties shall deliver to Mediacom a joint letter of instruction indicating the desired allocation of the LLC-1 Assets among the BB Swap Parties, and the LLC-1 Assets shall be so transferred on the Closing Date.
     2.3 Order of Asset Transfer Transactions. The parties hereto intend and agree that, upon (i) the satisfaction or waiver of each of the conditions precedent set forth in Articles VIII, IX and X of this Agreement and (ii) the receipt by Mediacom of the Equalization Amount from Illinois BB, the transactions contemplated by Sections 2.1 and 2.2 above shall occur as follows: (x) first, the LLC to MCC Asset Transfers and the BB to MCC Asset Transfers shall simultaneously occur and be effective and (y) second, immediately after the occurrence and effectiveness of the LLC to Mediacom Asset Transfers and the BB to Mediacom Asset Transfers, and subject to and effective upon the receipt by the LLC Swap Parties of the Section 2.1 Cash Payments from Mediacom, the MCC to LLC Asset Transfers and the MCC to BB Asset Transfers shall then simultaneously occur and be effective.
     2.4 BB Excluded Assets. The BB Assets sold under this Agreement do not include any assets, properties or rights of the BB Swap Parties other than those specifically described in the definition of “BB Assets” contained in Article I hereof, including the following (the “BB Excluded Assets”):
          (a) all cash, cash equivalents and notes;
          (b) Illinois BB’s rights or title to patents, copyrights, trademarks, service marks, trade names, logos and similar proprietary rights, domain names or other Intangibles;
          (c) all insurance policies and related claims;
          (d) all bonds, letters of credit, surety instruments, certificates of deposit and other similar items;
          (e) any contracts, licenses, authorizations, agreements, or commitments not assumed by the LLC Swap Parties’ under this Agreement;
          (f) original books of account, general ledgers and financial statements, except that the LLC Swap Parties’ shall have for three (3) years after the Closing Date the right upon reasonable notice to inspect and copy any such retained records relating to the BB Systems;

          (g) Illinois BB’s minute books and other books and records related to internal matters and Illinois BB’s financial relationships with Illinois BB’s lenders and affiliates;
          (h) any employee benefit plans, compensation arrangements, multi-employer plans, or any employment or collective bargaining agreements; and
          (i) all assets, privileges, rights, interests, claims and properties that are held or used other than in the BB Systems or the BB Business.
     2.5 LLC Excluded Assets. The LLC-1 Assets and the LLC-2 Assets sold under this Agreement do not include any assets, properties or rights of the LLC Swap Parties other than those specifically described in the definitions of “LLC-1 Assets” and LLC-2 Assets” contained in Article I hereof, including the following (the “LLC-1 Excluded Assets” and the “LLC-2 Excluded Assets”, respectively):
          (a) all cash, cash equivalents and notes;
          (b) the LLC Swap Parties’ rights or title to patents, copyrights, trademarks, service marks, trade names, logos and similar proprietary rights, domain names or other Intangibles;
          (c) all insurance policies and related claims;
          (d) all bonds, letters of credit, surety instruments, certificates of deposit and other similar items;
          (e) any contracts, licenses, authorizations, agreements, or commitments not assumed by the BB Swap Parties and/or Mediacom under this Agreement;
          (f) original books of account, general ledgers and financial statements, except that (i) the BB Swap Parties shall have for three years after the Closing Date the right upon reasonable notice to inspect and copy any such retained records relating to the LLC-1 Systems and (ii) Mediacom shall have for three (3) years after the Closing Date the right upon reasonable notice to inspect and copy any such retained records relating to the LLC-2 Systems;
          (g) the LLC Swap Parties’ minute books and other books and records related to internal matters and LLC Swap Parties’ financial relationships with LLC Swap Parties’ lenders and affiliates;
          (h) any employee benefit plans, compensation arrangements, multi-employer plans, or any employment or collective bargaining agreements; and
          (i) all assets, privileges, rights, interests, claims and properties that are held or used other than in the LLC Systems or the LLC Business.
     2.6 BB Swap Parties’ Assumption of LLC-1 Liabilities. The BB Swap Parties shall assume the following liabilities and obligations of the LLC Swap Parties (the “Liabilities Assumed by BB”):

          (a) All of the LLC Swap Parties’ liabilities and obligations under the LLC-1 Franchises, LLC-1 FCC Licenses, LLC-1 Contracts and any other instruments included within the LLC-1 Assets relating to the operation of the LLC-1 Systems, the conduct of the LLC-1 Business or the ownership of the LLC-1 Assets (other than LLC-1 Excluded Assets) on or after the Effective Time, and arising out of events occurring on or after the Effective Time;
          (b) All liabilities, obligations, costs and expenses relating to the operation of the LLC-1 Systems, the conduct of the LLC-1 Business or the ownership of the LLC-1 Assets (other than LLC-1 Excluded Assets) on or after the Effective Time and arising out of events occurring on or after the Effective Time; and
          (c) All liabilities and obligations of the LLC Swap Parties that the BB Swap Parties expressly have agreed to assume pursuant to Section 2.10.
     Except for the Liabilities Assumed by BB, the BB Swap Parties shall not assume any liabilities or obligations of any of the other Parties (“Liabilities Not Assumed by BB”).
     2.7 Mediacom’s Assumption of LLC-2 Liabilities. Mediacom shall assume the following liabilities and obligations of the LLC Swap Parties (the “Liabilities Assumed by Mediacom”):
          (a) All of the LLC Swap Parties liabilities and obligations under the LLC-2 Franchises, LLC-2 FCC Licenses, LLC-2 Contracts and any other instruments included within the LLC-2 Assets relating to the operation of the LLC-2 Systems, the conduct of the LLC-2 Business or the ownership of the LLC-2 Assets (other than LLC-2 Excluded Assets) on or after the Effective Time, and arising out of events occurring on or after the Effective Time;
          (b) All liabilities, obligations, costs and expenses relating to the operation of the LLC-2 Systems, the conduct of the LLC-2 Business or the ownership of the LLC-2 Assets (other than LLC-2 Excluded Assets) on or after the Effective Time and arising out of events occurring on or after the Effective Time; and
          (c) All liabilities and obligations of the LLC Swap Parties that Mediacom expressly has agreed to assume pursuant to Section 2.10.
     Except for the Liabilities Assumed by Mediacom, Mediacom shall not assume any liabilities or obligations of any of the other Parties (the “Liabilities Not Assumed by Mediacom”).
     2.8 Illinois LLC’s Assumption of BB Liabilities. Illinois LLC shall assume the following liabilities and obligations of Illinois BB (the “Liabilities Assumed by LLC”):
          (a) All of Illinois BB’s liabilities and obligations under the BB Franchises, BB FCC Licenses, BB Contracts and any other instruments included within the BB Assets relating to the operation of the BB Systems, the conduct of the BB Business or the ownership of the BB Assets (other than BB Excluded Assets) on or after the Effective Time, and arising out of events occurring on or after the Effective Time;

          (b) All liabilities, obligations, costs and expenses relating to the operation of the BB Systems, the conduct of the BB Business or the ownership of the BB Assets (other than BB Excluded Assets) on or after the Effective Time and arising out of events occurring on or after the Effective Time; and
          (c) All liabilities and obligations of Illinois BB that Illinois LLC expressly has agreed to assume pursuant to Section 2.10.
     Except for the Liabilities Assumed by LLC, the LLC Swap Parties shall not assume any liabilities or obligations of any of the other Parties (the “Liabilities Not Assumed by LLC”).
     2.9 Time and Place of Closing. The Closing of the transactions contemplated by this Agreement (the “Closing”) shall take place not less than five (5) or more than ten (10) Business Days following the date on which the conditions precedent set forth in Articles VIII, IX and X shall have been waived or satisfied, in the reasonable determination of the party entitled to demand performance, or on such other date as the Parties may mutually agree (the “Closing Date”), but in no event will the Closing be held later than the Termination Date; provided, that if the Closing Date, as determined above, would fall on a date that is not the last Business Day of the month, the Parties may request that the Closing be held on, and that the Closing Date be, the last Business Day of the current month. The Closing shall take place at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, New York 10020, or, if mutually agreed upon by the parties, through the exchange of overnight deliveries and facsimiles.
     2.10 Prorations and Adjustments.
     (a) All income and expenses attributable to the BB Systems before the Effective Time shall be for the account of Illinois BB. All income and expenses attributable to the BB Systems after the Effective Time shall be for the account of Illinois LLC. The BB Swap Parties shall be entitled to certain credits as follows:
(i) Illinois BB shall be entitled to a credit from Illinois LLC for the amount of prepaid expenses attributable to the BB Systems as of the Effective Time;
(ii) The BB Swap Parties shall be entitled to a credit from the LLC Swap Parties for the amount of accrued expenses and prepaid income attributable to the LLC-1 Systems as of the Effective Time;
(iii) Illinois BB shall be entitled to a credit from Illinois LLC for the amount of any deposits with third parties as security for the Illinois BB’s performance of the BB Contracts assumed by Illinois LLC as of the Closing Date, and such deposits shall be included in the BB Assets transferred to Illinois LLC;
(iv) The BB Swap Parties shall be entitled to a credit from the LLC Swap Parties for the amount of any Subscriber deposits held by the LLC Swap Parties in respect of the LLC-1 Systems, liability for which will be assumed by the BB Swap Parties; and

(v) The BB Swap Parties shall be entitled to a credit from the LLC Swap Parties in respect of the BB Accounts Receivable as follows:
     (x) a credit in an amount equal to 99% of the BB Accounts Receivable outstanding for not more than 30 days from the first day of the period to which any outstanding bill relates;
     (y) a credit in the amount of 95% of the BB Accounts Receivable outstanding for more than 30 days but not more than 60 days from the first day of the period to which any outstanding bill relates; and
     (z) a credit in the amount of 50% of BB Accounts Receivable outstanding for more than 60 days, but not more than 90 days from the first day of the period to which any outstanding bill relates.
     (b) All income and expenses attributable to the LLC-1 Systems and the LLC-2 Systems before the Effective Time shall be for the account of the LLC Swap Parties. All income and expenses attributable to the LLC-1 Systems after the Effective Time shall be for the account of the BB Swap Parties. The LLC Swap Parties shall be entitled to certain credits as follows:
(i) The LLC Swap Parties shall be entitled to a credit from Illinois BB for the amount of prepaid expenses attributable to the LLC-1 Systems as of the Effective Time;
(ii) The LLC Swap Parties shall be entitled to a credit from Mediacom for the amount of prepaid expenses attributable to the LLC-2 Systems as of the Effective Time;
(iii) Illinois LLC shall be entitled to a credit from Illinois BB for the amount of accrued expenses and prepaid income attributable to the BB Systems as of the Effective Time;
(iv) The LLC Swap Parties shall be entitled to a credit from the BB Swap Parties for the amount of any deposits with third parties as security for the LLC Swap Parties’ performance of the LLC-1 Contracts assumed by the BB Swap Parties as of the Closing Date, and such deposits shall be included in the LLC-1 Assets transferred to the BB Swap Parties;
(v) The LLC Swap Parties shall be entitled to a credit from Mediacom for the amount of any deposits with third parties as security for the LLC Swap Parties’ performance of the LLC-2 Contracts assumed by Mediacom as of the Closing Date, and such deposits shall be included in the LLC-2 Assets transferred to Mediacom;
(vi) Illinois LLC shall be entitled to a credit from Illinois BB for the amount of any Subscriber deposits held by Illinois BB in respect of the BB Systems, liability for which will be assumed by Illinois LLC; and
(vii) Illinois LLC shall be entitled to a credit from Illinois BB in respect of the LLC-1 Accounts Receivable as follows:

     (x) a credit in an amount equal to 99% of the LLC-1 Accounts Receivable outstanding for not more than 30 days from the first day of the period to which any outstanding bill relates;
     (y) a credit in the amount of 95% of the LLC-1 Accounts Receivable outstanding for more than 30 days but not more than 60 days from the first day of the period to which any outstanding bill relates; and
     (z) a credit in the amount of 50% of LLC-1 Accounts Receivable outstanding for more than 60 days, but not more than 90 days from the first day of the period to which any outstanding bill relates.
     (c) All income and expenses attributable to the LLC-2 Systems after the Effective Time shall be for the account of Mediacom. Mediacom shall be entitled to:
(i) a credit from the LLC Swap Parties for the amount of accrued expenses and prepaid income attributable to the LLC-2 Systems as of the Effective Time;
(ii) a credit from the LLC Swap Parties for the amount of any Subscriber deposits held by the LLC Swap Parties in respect of the LLC-2 Systems, liability for which will be assumed by Mediacom; and
     (d) The LLC Swap Parties shall be entitled to a credit from Mediacom in respect of the LLC-2 Accounts Receivable as follows:
     (x) a credit in an amount equal to 99% of the LLC-2 Accounts Receivable outstanding for not more than 30 days from the first day of the period to which any outstanding bill relates;
     (y) a credit in the amount of 95% of the LLC-2 Accounts Receivable outstanding for more than 30 days but not more than 60 days from the first day of the period to which any outstanding bill relates; and
     (z) a credit in the amount of 50% of LLC-2 Accounts Receivable outstanding for more than 60 days, but not more than 90 days from the first day of the period to which any outstanding bill relates.
     (e) For purposes of the adjustments set forth in clauses (a)(v), (b)(vii) and (d) of this Section 2.10, it is specifically understood and agreed that, notwithstanding anything contained therein, (x) unpaid amounts not exceeding $10.00 in respect of customary late charges imposed by the LLC Swap Parties in respect of the LLC Accounts Receivable and by Illinois BB in respect of the BB Accounts Receivable shall be excluded from a Subscriber’s account for purposes of determining the aging of any Subscriber’s Accounts Receivable; and (y) none of the LLC Swap Parties, Illinois BB or Mediacom will not otherwise be obligated to provide a credit to any party in respect of a Subscriber’s Account Receivable to the extent any portion of such Subscriber’s Account Receivable is more than 90 days past due from the first day of the period to which any outstanding bill relates.

     2.11. Basic Subscriber and Adjustments Reports.
     (a) No later than 120 days after the Closing Date, the BB Swap Parties shall deliver to the LLC Swap Parties and Mediacom a report (the “BB Report”) setting forth in reasonable detail (i) a determination of the aggregate number of LLC-1 Basic Subscribers and LLC-1 Bulk Basic Subscribers actually transferred to the BB Swap Parties on the Closing Date and (ii) a determination of the prorations and adjustments set forth in Section 2.10, together with a copy of any working papers relating to such report and such other supporting evidence as the LLC Swap Parties and Mediacom may reasonably request. The LLC Swap Parties and Mediacom shall provide the BB Swap Parties with reasonable access to all records necessary for the BB Swap Parties to prepare the BB Report
     (b) No later than 120 days after the Closing Date, the LLC Swap Parties shall deliver to the BB Swap Parties and Mediacom a report (the “LLC Report”) setting forth in reasonable detail (i) a determination of the aggregate number of BB Basic Subscribers and BB Bulk Basic Subscribers actually transferred to Illinois LLC on the Closing Date and (ii) a determination of the prorations and adjustments set forth in Section 2.10, together with a copy of any working papers relating to such report and such other supporting evidence as the BB Swap Parties and Mediacom may reasonably request. The BB Swap Parties and Mediacom shall provide the LLC Swap Parties with reasonable access to all records necessary for the LLC Swap Parties to prepare the LLC Report.
     (c) No later than 120 days after the Closing Date, Mediacom shall deliver to the LLC Swap Parties and the BB Swap Parties a report (the “Mediacom Report”) setting forth in reasonable detail a determination of the prorations and adjustments set forth in Section 2.10, together with a copy of any working papers relating to such report and such other supporting evidence as the LLC Swap Parties and the BB Swap Parties may reasonably request. The LLC Swap Parties and the BB Swap Parties shall provide Mediacom with reasonable access to all records necessary for Mediacom to prepare the Mediacom Report.
     (d) Within ten (10) Business Days after receipt by the LLC Swap Parties of the last to be received of the BB Report and the Mediacom Report, the LLC Swap Parties shall notify the BB Swap Parties and Mediacom of the LLC Swap Parties’ acceptance of, or objection to, the BB Report and/or the Mediacom Report. If the LLC Swap Parties accept the BB Report, the LLC Swap Parties and the BB Swap Parties agree as follows: (i) in the event that the BB Report indicates that the aggregate number of LLC-1 Basic Subscribers and LLC-1 Bulk Basic Subscribers actually transferred to the BB Swap Parties on the Closing Date was less than 45,912 (with the difference between 45,912 and the lesser aggregate number of LLC-1 Basic Subscribers and LLC-1 Bulk Basic Subscribers actually transferred on the Closing Date being the “LLC-1 Deficiency Amount”), the LLC Swap Parties shall, within five (5) Business Days of such acceptance, pay to the BB Swap Parties an amount in cash determined by multiplying $2,609 by the LLC-1 Deficiency Amount, and (ii) in the event that the BB Report indicates that the aggregate number of LLC-1 Basic Subscribers and LLC-1 Bulk Basic Subscribers actually transferred to the BB Swap Parties on the Closing Date was greater than 45,912 (with the difference between 45,912 and the greater aggregate number of LLC-1 Basic Subscribers and LLC-1 Bulk Basic Subscribers actually transferred on the Closing Date being the “LLC-1 Excess

Amount”), the BB Swap Parties shall, within five (5) Business Days of such acceptance, pay to the LLC Swap Parties an amount in cash determined by multiplying $2,609 by the LLC-1 Excess Amount.
     (e) Within ten (10) Business Days after receipt by the BB Swap Parties of the last to be received of the LLC Report and the Mediacom Report, the BB Swap Parties shall notify the LLC Swap Parties and Mediacom of the BB Swap Parties’ acceptance of, or objection to, the LLC Report and/or the Mediacom Report. If the BB Swap Parties accept the LLC Report, the LLC Swap Parties and the BB Swap Parties agree as follows: (i) in the event that the LLC Report indicates that the aggregate number of BB Basic Subscribers and BB Bulk Basic Subscribers actually transferred to Illinois LLC on the Closing Date was less than 42,456 (with the difference between 42,456 and the lesser aggregate number of BB Basic Subscribers and BB Bulk Basic Subscribers actually transferred on the Closing Date being the “BB Deficiency Amount”), the BB Swap Parties shall, within five (5) Business Days of such acceptance, pay to Illinois LLC an amount in cash determined by multiplying $2,629 by the BB Deficiency Amount, and (ii) in the event that the LLC Report indicates that the aggregate number of BB Basic Subscribers and BB Bulk Basic Subscribers actually transferred to Illinois LLC on the Closing Date was greater than 42,456 (with the difference between 42,456 and the greater aggregate number of BB Basic Subscribers and BB Bulk Basic Subscribers actually transferred on the Closing Date being the “BB Excess Amount”), Illinois LLC shall, within five (5) Business Days of such acceptance, pay to the BB Swap Parties an amount in cash determined by multiplying $2,629 by the BB Excess Amount.
     (f) Within ten (10) Business Days after receipt by Mediacom of the last to be received of the LLC Report and the BB Report, Mediacom shall notify the LLC Swap Parties and the BB Swap Parties of Mediacom’s acceptance of, or objection to, the LLC Report and/or the BB Report.
     (g) If the BB Swap Parties, the LLC Swap Parties and Mediacom each accept the Reports of each of the other parties, each such party shall promptly pay to the other parties the amount of the credits and other adjustments to which such other parties are entitled pursuant to Section 2.10 hereof, on a net basis taking into account the various adjustments and prorations to which each such party is either entitled to and/or liable for pursuant to such Section 2.10.
     (h) If any of the LLC Swap Parties, the BB Swap Parties or Mediacom objects to any of the BB Report, the LLC Report or the Mediacom Report, such parties shall have a period of fifteen (15) days from the date of the objection to resolve the disagreement. If the parties are unable to resolve all disputed matters within such fifteen (15) day period, then within thirty (30) days, each of the LLC Swap Parties, on the one hand, and the BB Swap Parties, on the other hand, shall submit such dispute to a nationally or regionally recognized independent accounting firm for resolution of the dispute. If the two independent accounting firms so selected are able to resolve all disputed matters within thirty days of their selection, then such resolution shall be final and binding upon the LLC Swap Parties, the BB Swap Parties and Mediacom. If the two independent accounting firms so selected are unable to resolve all disputed matters within such thirty day period, then the two independent accounting firms shall jointly select a third nationally or regionally recognized accounting firm to resolve all disputes. The determination of such independent accounting firm shall be final and binding upon the LLC Swap Parties, the BB Swap

Parties and Mediacom. The LLC Swap Parties, on the one hand, and the BB Swap Parties, on the other hand, shall share equally the fees and expenses of such accounting firm, but each such party shall bear its own legal, accounting and other expenses.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BB SWAP PARTIES
     The BB Swap Parties hereby jointly and severally represent and warrant to the LLC Swap Parties as follows:
     3.1 Organization and Qualification. Each of the BB Swap Parties is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of the BB Swap Parties has all requisite power and authority to own, lease, and use the BB Assets held by it and to enter into and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the Related Transactions. Each of the BB Swap Parties is qualified or licensed to do business and is in good standing under the laws of each jurisdiction where it conducts the BB Business, except where the failure to be to qualified would not have a BB Material Adverse Effect. None of the BB Swap Parties is a participant in any joint venture or partnership with any other Person with respect to any part of the BB Systems’ operations or the BB Assets.
     3.2 Authority and Validity.
          (a) Subject to the occurrence of the Mediacom Board Approval and the BB Board Approval, the execution, delivery, and performance of this Agreement and the other Transaction Documents and the consummation of the Related Transactions by each of the BB Swap Parties has been duly and validly authorized by all necessary limited liability company action. Subject to the occurrence of the Mediacom Board Approval and the BB Board Approval, this Agreement has been duly executed and delivered by the BB Swap Parties, and this Agreement and each Transaction Document to which each of the BB Swap Parties is a party constitutes, or when executed and delivered, will constitute, a legal, valid and binding obligation of each of the BB Swap Parties, enforceable against each of the BB Swap Parties in accordance with its respective terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally.
          (b) Subject to obtaining the BB to MCC Consents and the MCC to LLC Consents listed on Schedule 3.10(a) and Schedule 3.10(b), respectively, and to the occurrence of the Mediacom Board Approval and the BB Board Approval, the execution, delivery and performance of this Agreement and the Transaction Documents (with or without the giving of notice, the lapse of time or both) by the BB Swap Parties, and the consummation of the transactions contemplated hereby and thereby by the BB Swap Parties: (i) does not require the consent of any Person; (ii) will not conflict with any provision of the certificate of formation or operating agreement of each of the BB Swap Parties; (iii) will not in any material respect conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule or regulation of any court or Governmental Authority; (iv) will not in any material respect conflict with, constitute grounds for the termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which any BB Swap Party is a party or may be bound or by which the BB Assets or any of the BB Systems are affected; and (v) will not create any Encumbrance upon the BB Assets, other than Permitted Encumbrances.
     3.3 [Left Blank for Section Numbering Purposes]
     3.4 BB Franchises.
          (a) Schedule 2.1(a) sets forth all of the communities served by the BB Systems and all of the respective BB Franchises with corresponding FCC community unit identification numbers. Except as set forth on Schedule 3.4, Illinois BB holds all BB Franchises necessary for Illinois LLC to operate the BB Systems lawfully and in the manner in which they are presently operated. Illinois BB has made available to the LLC Swap Parties true and complete copies of all BB Franchises, including modifications, amendments, and material correspondence related to BB Franchise compliance.
          (b) Except as set forth on Schedule 3.4, each BB Franchise has either been duly issued to Illinois BB or is validly held by Illinois BB and is, and on the Effective Date will be, in full force and effect. Except as set forth on Schedule 3.4, Illinois BB is the authorized holder of each BB Franchise and is lawfully operating the BB Systems under the BB Franchises. Illinois BB has paid in full all franchise fees due and payable by it under the BB Franchises.
          (c) Except as set forth in Schedule 3.4, Illinois BB is in compliance in all material respects with the BB Franchises. Except as set forth in Schedule 3.4, to the BB Swap Parties’ Knowledge, Illinois BB has not received any oral or written communication from the Franchising Authority notifying Illinois BB that it is in breach of a BB Franchise or that the Franchising Authority considers the BB Franchise to be invalid, except to the extent that any breach, invalidity, or issue identified in such oral or written communications from the Franchising Authority has been resolved.
          (d) Except as set forth in Schedule 3.4, Illinois BB has not made any oral or written commitments to any Franchising Authorities other than those contained in the BB Franchises.
          (e) Except as set forth in Schedule 3.4, Illinois BB has not filed or will timely file with the appropriate Franchising Authorities Section 626 Letters within 30 to 36 months before the expiration of each BB Franchise that will expire within 36 months of the Closing. For any BB Franchise for which Illinois BB has not filed a timely Section 626 Letter with the appropriate Franchising Authority, Illinois BB has obtained, or will obtain by Closing, an extension or renewal of the applicable BB Franchise of no less than 36 months after the Closing Date. To the BB Swap Parties’ Knowledge, no Franchising Authority intends to refuse to renew any BB Franchise.
     3.5 BB Real Property.

          (a) Schedule 2.1(c) sets forth all of the BB Assets consisting of land, leasehold and other interests in BB Real Property. The BB Real Property constitutes all real property interests held and used by Illinois BB to conduct the BB Business of the BB Systems as now conducted. Each lease identified on Schedule 2.1(c) is valid and in full force and effect. Except as set forth on Schedule 2.1(c), neither Illinois BB, nor, to the BB Swap Parties’ Knowledge, any other party to any such lease, is in material default under any such lease, and no condition exists that with notice or lapse of time or both would constitute a material default.
          (b) All material easements, rights-of-way and other rights held by Illinois BB in connection with the conduct of the BB Business are valid and in full force and effect. Illinois BB has not received written notice with respect to the termination or material breach of any of those rights. To the BB Swap Parties’ Knowledge, no fact or circumstance exists that would interfere in any material respect with Illinois LLC’s use of any material easement, right of way or other real property right included in the BB Assets as such BB Assets are currently used by Illinois BB.
          (c) Illinois BB has good and marketable fee simple title to all of the fee estates (including the improvements thereon) listed in Schedule 2.1(c), free and clear of all Encumbrances, except Permitted Encumbrances. All of the BB Real Property has legal and practical access to public roads or streets and has all utilities and services necessary for the conduct and operation of each of the BB Systems as currently conducted. All towers, earth receiving dishes and facilities, pole attachments, cable and other installations, equipment and facilities utilized in connection with the BB Systems (including any related buildings and guy anchors) are maintained, placed and located in all material respects in accordance with the provisions of all applicable laws, rules, regulations, deeds, leases, licenses, permits or other arrangements and are located entirely on the BB Real Property either owned or leased by Illinois BB, except where such failure would not (if enforcement action were taken in respect of such failure) interfere with the use of the particular installation or facility with respect to which such failure has arisen or impose any material liability on Illinois LLC as the purchaser and owner of the BB Assets.
     3.6 Equipment. Except for the BB Excluded Assets, the BB Equipment constitutes all tangible personal property used by Illinois BB in the conduct of the BB Business and operations of the BB Systems as currently conducted and operated. All of the BB Equipment is in good operating condition and repair, ordinary wear and tear excepted, has been maintained in a manner consistent with generally accepted standards of good engineering practice, and is available for immediate use in the BB Business or operations of the BB Systems, consistent with the BB Franchises, BB Contracts and all applicable laws, rules and regulations of any Governmental Authority. Illinois BB has sole, good and valid title to all BB Equipment.
     3.7 BB Contracts.
          (a) All material BB Contracts are in full force and effect, and are valid, binding on and enforceable in accordance with their respective terms except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors rights generally. Illinois BB has complied and is in compliance in all material respects with the terms of all material BB Contracts, and there is not under any material BB Contract any material default by Illinois BB or event which, after notice or lapse of time, or both, would constitute such a default as a result of which either party has the right to terminate such BB Contract. No other party to any material BB Contract has given written notice to Illinois BB that such party intends (A) to terminate such contract or amend the terms thereof or (B) not to renew the same upon expiration of its terms or (C) to renew the same upon expiration only on terms and conditions which are more onerous than those pertaining to such existing contract.
          (b) Illinois BB has all pole attachment and conduit use contracts required to operate the BB Systems as presently operated (the “BB System Pole Contracts”). Except as disclosed on Schedule 3.7(b):
               (i) the BB Systems are in compliance in all material respects with all BB System Pole Contracts and applicable provisions of laws, rules and regulations, including the National Electric Safety Code, and the requirements of any applicable utility;
               (ii) Illinois BB has timely paid all make-ready and other charges payable under the BB System Pole Contracts; and
               (iii) Illinois BB has not received written notice, nor, to the BB Swap Parties’ Knowledge, oral notice, of any adjustment to the amount of any fees or other amounts payable under the BB System Pole Contracts.
     3.8 Intangibles. All intangibles included in the BB Assets are valid, in full force and effect, and uncontested. Illinois BB’s operation of BB Equipment, the BB Business, and the BB Systems, as presently conducted, does not infringe upon or violate any patent.
     3.9 Sufficiency of and Title to the Assets. Except as disclosed on Schedule 3.9, Illinois BB has good and marketable title to the BB Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Upon consummation of the transaction contemplated hereby, Illinois LLC will have acquired good and marketable title in and to each of the owned BB Assets and valid leasehold interests in the leased BB Real Property and BB Equipment, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances. Other than the BB Excluded Assets, the BB Assets constitute all of the, rights, assets and properties reasonably required to operate the BB Business in all material respects as it is currently conducted.
     3.10 BB to MCC Consents and MCC to LLC Consents. Schedule 3.10(a) sets forth all material BB to MCC Consents required for Illinois BB to convey the BB Assets to Mediacom prior to the transfer of the BB Assets from Mediacom to Illinois LLC. Schedule 3.10(b) set forth all material MCC to LLC Consents required for Mediacom to convey the BB Assets to Illinois LLC. Except for those BB to MCC Consents listed on Schedule 3.10(a) and those MCC to LLC Consents listed on Schedule 3.10(b), no BB to MCC Consent or MCC to LLC Consent by any Person or Governmental Authority is required in connection with the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement and the Related Transactions by the BB Swap Parties and Mediacom, except for those BB to MCC Consents or MCC to LLC Consents the failure of which to be obtained would not materially impair the ability of Illinois LLC to conduct the BB Business of the BB Systems as currently conducted.
     3.11 Accounts Receivable. All of the BB Accounts Receivable arose and will arise from bona fide transactions in the ordinary course of business consistent with Illinois BB’s past practices.
     3.12 System Data. Schedule 3.12 sets forth the following for the BB Systems as of the Agreement Date:
               (i) The approximate number of BB Homes Passed;
               (ii) The number of BB Basic Subscribers;
               (iii) The approximate miles of plant; and
               (iv) The approximate bandwidth capacity.
     3.13 Regulatory Matters.
          (a) All of the BB Franchise communities to which Illinois BB provides service through the BB Systems have been registered with the FCC.
          (b) Except as disclosed on Schedule 3.13(b), Illinois BB has timely filed with the FCC Aeronautical Frequency Notifications for all such frequencies used by the BB Systems. Illinois BB’s use of such aeronautical frequencies complies in all material respects with FCC Regulations. Illinois BB has made available to the LLC Swap Parties copies of all FCC Forms 320 filed with the FCC for the BB Systems for 2006 and 2007 and will make available all copies of FCC Forms 320 filed in 2008 prior to Closing.
          (c) Except as disclosed on Schedule 3.13(c):
                    (i) Illinois BB has performed all semi-annual and annual performance tests on the BB Systems required under 47 C.F.R. 76.601 since January 1, 2005.
                    (ii) The BB Systems currently meet the technical standards under FCC Regulations in all material respects, including the leakage limits contained in 47 C.F.R. 76.605(a)(11).
                    (iii) Each of the most recent signal leakage tests and the most recent Proof of Performance Test was conducted in accordance with the testing procedures set forth in 47 C.F.R. 76.601 and 76.609 and evidence that the BB Systems meet or exceed in all material respects all of the technical standards under FCC Regulations.
          (d) Illinois BB has timely paid all FCC regulatory fees for reporting periods ending June 30, 2005 through June 30, 2008.

          (e) Except as disclosed on Schedule 3.13(e), Illinois BB has timely filed with the FCC all FCC Form 396C EEO reports for reporting periods 2005 through 2007.
          (f) Except as set forth in Schedule 3.13(f), the BB Systems are in compliance in all material respects with all Legal Requirements relating to all devices that perform conditional access or security functions, including those requirements pursuant to 47 C.F. R. §76.1204.
          (g) The BB Systems are in compliance in all material respects with 47 U.S.C. §325.
     3.14 Copyright Compliance. Illinois BB has filed all statements of account and paid all royalty fees and interest to the United States Copyright Office required under the Copyright Act and Copyright Office Regulations reported on such statements of account for the last three years (“BB Copyright Filings”). Except as disclosed on Schedule 3.14, Illinois BB has not received any written notice or inquiry from the United States Copyright Office or any other Person concerning Illinois BB’s copyright filings, statements of accounts, royalty payments or any notice that the conduct of the BB Business infringes on any Person’s copyright relative to the Copyright Filings for the BB Systems.
     3.15 Compliance with Law.
          (a) The BB Swap Parties have not received any written notice claiming a violation of any material Legal Requirement applicable to Illinois BB, the BB Systems, any of the BB Assets or the BB Business.
          (b) Except as set forth in Schedule 3.15, Illinois BB and Illinois BB’s operation of each of the BB Systems has complied, and is in compliance, in all material respects with all applicable material Legal Requirements.
     3.16 Employment Matters.
          (a) Illinois BB has delivered to the LLC Swap Parties a schedule setting forth the names, titles and compensation of all of the employees of the BB Systems.
          (b) Except as set forth on Schedule 3.16, Illinois BB is not a party to any collective bargaining agreement or any employment agreement with respect to any employee of the BB Systems which cannot be terminated at will by Illinois BB. Illinois BB has not had and currently does not have any pension or profit sharing or other employee benefit plans for employees of the BB Systems which the LLC Swap Parties shall be obligated to assume.
     3.17 Litigation or Judgments. Except as set forth on Schedule 3.17, there is no material claim, legal action, counterclaim, suit, arbitration, governmental investigation, litigation, or any other legal, administrative or tax proceeding before any commission, agency or other Governmental Authority, nor any order, decree or judgment, pending, or to the BB Swap Parties’ Knowledge, threatened, against or relating to Illinois BB, the BB Assets, the BB Business or the operations of the BB Systems.

     3.18 Environmental Matters. Except as disclosed on Schedule 3.18, Illinois BB’s operation of the BB Systems and the BB Business and all BB Real Property comply in all material respects with applicable Environmental Laws. Illinois BB has not used any BB Real Property for the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for such use of Hazardous Substances customary in the construction, maintenance and operation of a cable television system and in commercially reasonable quantities or under circumstances that would not reasonably be expected to give rise to liability for remediation. Except as disclosed on Schedule 3.18, no surface impoundments or underground storage tanks are located on any BB Real Property. None of Illinois BB’s operations are subject to any judicial or administrative proceeding alleging the violation of any Environmental Law. To the BB Swap Parties’ Knowledge, none of the BB Real Property is the subject of any Federal or state investigation concerning any use or release of any Hazardous Substance. Neither Illinois BB nor, to the BB Swap Parties’ Knowledge, any predecessor-in-title to the BB Real Property has filed any notice under any Federal or state law indicating past or present treatment, storage or disposal of a Hazardous Substance into the environment. Illinois BB has no liability in connection with any release by it of any Hazardous Substance into the environment and to the BB Swap Parties’ Knowledge no release by Illinois BB that could require remediation has occurred.
     3.19 Taxes. Illinois BB has paid all federal, state, local, and other taxes (“BB Taxes”) required to be paid by it other than taxes being contested in good faith. Illinois BB has filed all federal, state and local tax returns and reports required to be filed by it, and, to the Knowledge of the BB Swap Parties, all such returns and reports correctly and accurately, in all material respects, set forth the amount of any taxes relating to the applicable period.
     3.20 Insurance and Bonds. Schedule 3.20 sets forth all security deposits, performance bonds, letters of credit and other payments or commitments of Illinois BB to secure Illinois BB’s performance under any BB Franchise, any BB Contract or other obligation of Illinois BB relating to the BB Systems or the BB Assets.
     3.21 Conduct of Business in Ordinary Course. Except as otherwise set forth on Schedule 3.21, since December 31, 2007, Illinois BB has conducted the BB Business and operations of each of the BB Systems only in the ordinary course.
     3.22 No Third Party Options. Except for this Agreement and the transactions contemplated hereby, there are no existing agreements, options, commitments or rights with, of or to any Person to acquire any of the BB Assets.
     3.23 Availability of Documents. The BB Swap Parties have made available to the LLC Swap Parties copies of all BB Franchises, BB FCC Licenses, BB Contracts, BB Real Property and other documents, agreements, commitments, insurance policies, leases, permits, licenses, contracts, patents, trademarks, trade names, service marks, copyrights and applications therefor listed in the Schedules hereto, or requested in the LLC Swap Parties’ written due diligence requests. Such copies are true, complete, and correct and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE LLC SWAP PARTIES
     Each of the LLC Swap Parties hereby jointly and severally represent and warrant to (i) the BB Swap Parties with respect to the LLC-1 Assets and (ii) Mediacom with respect to the LLC-2 Assets, as follows:
     4.1 Organization and Qualification. Each of the LLC Swap Parties is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of the LLC Swap Parties has all requisite power and authority to own, lease, and use the LLC Assets held by it and to enter into and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the Related Transactions. Each of the LLC Swap Parties is qualified or licensed to do business and is in good standing under the laws of each jurisdiction where it conducts the LLC Business, except where the failure to be to qualified would not have a LLC Material Adverse Effect. None of the LLC Swap Parties is a participant in any joint venture or partnership with any other Person with respect to any part of the LLC Systems’ operations or the LLC Assets.
     4.2 Authority and Validity.
          (a) Subject to the occurrence of the Mediacom Board Approval and the LLC Board Approval, the execution, delivery, and performance of this Agreement and the other Transaction Documents and the consummation of the Related Transactions by each of the LLC Swap Parties has been duly and validly authorized by all necessary limited liability company action. Subject to the occurrence of the Mediacom Board Approval and the LLC Board Approval, this Agreement has been duly executed and delivered by the LLC Swap Parties, and this Agreement and each Transaction Document to which each of the LLC Swap Parties is a party constitutes, or when executed and delivered, will constitute, a legal, valid and binding obligation of each of the LLC Swap Parties, enforceable against each of the LLC Swap Parties in accordance with its respective terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally.
          (b) Subject to obtaining the LLC to MCC Consents and the MCC to BB Consents listed on Schedule 4.10(a) and Schedule 4.10(b), respectively, and to the occurrence of the Mediacom Board Approval and the LLC Board Approval, the execution, delivery and performance of this Agreement and the Transaction Documents (with or without the giving of notice, the lapse of time or both) by the LLC Swap Parties, and the consummation of the transactions contemplated hereby and thereby by the LLC Swap Parties: (i) does not require the consent of any Person; (ii) will not conflict with any provision of the certificate of formation or operating agreement of each of the LLC Swap Parties; (iii) will not in any material respect conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule or regulation of any court or Governmental Authority; (iv) will not in any material respect conflict with, constitute grounds for the termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which any LLC Swap Party is a party or may be bound or by which the LLC Assets or any of the

LLC Systems are affected; and (v) will not create any Encumbrance upon the LLC Assets, other than Permitted Encumbrances.
     4.3 [Left Blank for Section Numbering Purposes].
     4.4 LLC Franchises.
          (a) Schedule 2.2(a)(1) and Schedule 2.2(a)(2) set forth all of the communities served by the LLC-1 Systems and the LLC-2 Systems, respectively, and all of the respective LLC-1 Franchises and LLC-2 Franchises with corresponding FCC community unit identification numbers. Except as set forth on Schedule 4.4, each of the LLC Swap Parties holds all LLC Franchises necessary for the LLC Swap Parties to operate both the LLC-1 Systems and LLC-2 Systems lawfully and in the manner in which they are presently operated. Each of the LLC Swap Parties has made available to (i) the BB Swap Parties true and complete copies of all LLC-1 Franchises, and (ii) Mediacom true and complete copies of all LLC-2 Franchises, in each case, including modifications, amendments, and material correspondence related to LLC Franchise compliance.
          (b) Except as set forth on Schedule 4.4, each LLC Franchise has either been duly issued to one of the LLC Swap Parties or is validly held by one of the LLC Swap Parties and is, and on the Effective Date will be, in full force and effect. Except as set forth on Schedule 4.4, one of the LLC Swap Parties is the authorized holder of each of the LLC Franchises and is lawfully operating the LLC Systems under the applicable LLC Franchises. The applicable LLC Swap Party has paid in full all franchise fees due and payable by it under the LLC Franchises.
          (c) Except as set forth in Schedule 4.4, the LLC Swap Parties are in compliance in all material respects with the LLC Franchises. Except as set forth in Schedule 4.4, no LLC Swap Party has received any oral or written communication from the Franchising Authority notifying any LLC Swap Party that it is in breach of an LLC Franchise or that the Franchising Authority considers the LLC Franchise to be invalid, except to the extent that any breach, invalidity, or issue identified in such oral or written communications from the Franchising Authority has been resolved.
          (d) Except as set forth in Schedule 4.4, no LLC Swap Party has made any oral or written commitments to any Franchising Authorities other than those contained in the LLC Franchises.
          (e) Except as set forth in Schedule 4.4, no LLC Swap Party has filed or will timely file with the appropriate Franchising Authorities Section 626 Letters within 30 to 36 months before the expiration of each Franchise that will expire within 36 months of the Closing. For any LLC Franchise for which a LLC Swap Party has not filed a timely Section 626 Letter with the appropriate Franchising Authority, the applicable LLC Swap Party has obtained, or will obtain by Closing, an extension or renewal of the applicable LLC Franchise of no less than 36 months after the Closing Date. To the LLC Swap Parties’ Knowledge, no Franchising Authority intends to refuse to renew any LLC Franchise.
     4.5 LLC Real Property.

          (a) Schedule 2.2(c)(1) and Schedule 2.2(c)(2) set forth all of the LLC Assets consisting of land, leasehold and other interests in LLC-1 Real Property and LLC-2 Real Property, respectively. The LLC Real Property constitutes all real property interests held and used by the LLC Swap Parties to conduct the LLC Business of the LLC Systems as now conducted. Each lease identified on Schedule 2.2(c)(1) and Schedule 2.2(c)(2) is valid and in full force and effect. Except as set forth on Schedule 2.2(c)(1) and Schedule 2.2(c)(2), no LLC Swap Party, nor, to the LLC Swap Parties’ Knowledge, any other party to any such lease, is in material default under any such lease, and no condition exists that with notice or lapse of time or both would constitute a material default.
          (b) All material easements, rights-of-way and other rights held by the LLC Swap Parties in connection with the conduct of the LLC Business are valid and in full force and effect except as set forth thereon. No LLC Swap Party has received written notice with respect to the termination or material breach of any of those rights. To the LLC Swap Parties’ Knowledge, no fact or circumstance exists that would interfere in any material respect with either the (i) the BB Swap Party’s use of any material easement, right of way or other real property right included in the LLC-1 Assets as such LLC-1 Assets are currently used by the LLC Swap Parties and (ii) Mediacom’s use of any material easement, right of way or other real property right included in the LLC-2 Assets as such LLC-2 Assets are currently used by the LLC Swap Parties.
          (c) The LLC Swap Parties have good and marketable fee simple title to all of the fee estates (including the improvements thereon) listed in Schedule 2.2(c)(1) and Schedule 2.2(c)(2), free and clear of all Encumbrances, except Permitted Encumbrances. All of the LLC Real Property has legal and practical access to public roads or streets and has all utilities and services necessary for the conduct and operation of each of the LLC-1 Systems and LLC-2 Systems as currently conducted. All towers, earth receiving dishes and facilities, pole attachments, cable and other installations, equipment and facilities utilized in connection with each of the LLC-1 Systems and LLC-2 Systems (including any related buildings and guy anchors) are maintained, placed and located in all material respects in accordance with the provisions of all applicable laws, rules, regulations, deeds, leases, licenses, permits or other arrangements and are located entirely on the LLC-1 Real Property or LLC-2 Real Property either owned or leased by one of the LLC Swap Parties, except where such failure would not (if enforcement action were taken in respect of such failure) interfere with the use of the particular installation or facility with respect to which such failure has arisen or impose any material liability on (i) the BB Swap Party as the purchaser and owner of the LLC-1 Assets and (ii) Mediacom as the purchaser and owner of the LLC-2 Assets.
     4.6 Equipment. Except for the LLC-1 Excluded Assets and the LLC-2 Excluded Assets, the LLC Equipment constitutes all tangible personal property used by the LLC Swap Parties in the conduct of the LLC Business and operations of the LLC Systems as currently conducted and operated. All of the LLC Equipment is in good operating condition and repair, ordinary wear and tear excepted, has been maintained in a manner consistent with generally accepted standards of good engineering practice, and is available for immediate use in the LLC Business or operations of the LLC Systems, consistent with the LLC Franchises, LLC Contracts and all applicable laws, rules and regulations of any Governmental Authority. Each of the LLC

Swap Parties has sole, good and valid title to all LLC Equipment. None of the motor vehicles included in the LLC Assets is subject to a lease.
     4.7 LLC Contracts.
          (a) All material LLC Contracts are in full force and effect, and are valid, binding on and enforceable in accordance with their respective terms except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors rights generally. Each of the LLC Swap Parties, and to the LLC Swap Parties’ Knowledge, each other party thereto, has complied and is in compliance in all material respects with the terms of all material LLC Contracts, and there is not under any material LLC Contract any material default by any LLC Swap Party, or to the LLC Swap Parties’ Knowledge, any other party thereto or event which, after notice or lapse of time, or both, would constitute such a default as a result of which either party has the right to terminate such LLC Contract. No other party to any material LLC Contract has given written notice, or to the LLC Swap Parties’ Knowledge, oral notice, to any LLC Swap Party that such party intends (A) to terminate such contract or amend the terms thereof or (B) not to renew the same upon expiration of its terms or (C) to renew the same upon expiration only on terms and conditions which are more onerous than those pertaining to such existing contract.
          (b) Each LLC Swap Party has all pole attachment and conduit use contracts required to operate the LLC-1 Systems and LLC-2 Systems as presently operated. Except as disclosed on Schedule 4.7(b):
               (i) the LLC Systems are in compliance in all material respects with all LLC System Pole Contracts and applicable provisions of laws, rules and regulations, including the National Electric Safety Code, and the requirements of any applicable utility;
               (ii) Each LLC Swap Party has timely paid all make-ready and other charges payable under each of the LLC System Pole Contracts, as applicable; and
               (iii) No LLC Swap Party has received written notice, and to the LLC Swap Parties’ Knowledge, no oral notice, of any adjustment to the amount of any fees or other amounts payable under the LLC System Pole Contracts.
     4.8 Intangibles. All intangibles included in the LLC Assets are valid, in full force and effect, and uncontested. The LLC Swap Parties’ operation of LLC Equipment, the LLC Business, and the LLC Systems, as presently conducted, does not infringe upon or violate any patent.
     4.9 Sufficiency of and Title to the Assets. Except as disclosed on Schedule 4.9, each of the LLC Swap Parties has good and marketable title to the LLC Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Upon consummation of the transaction contemplated hereby, (i) the BB Swap Parties will have acquired good and marketable title in and to each of the owned LLC-1 Assets and valid leasehold interests in the leased LLC-1 Real Property and LLC-1 Equipment, and (ii) Mediacom will have acquired good and marketable title to each of the owned LLC-2 Assets and valid leasehold interests in the LLC-2 Real Property and LLC-2 Equipment, in each case, free and clear of all Encumbrances, other than Permitted

Encumbrances. Other than the LLC Excluded Assets, the LLC-1 Assets and the LLC-2 Assets constitute all of the rights, assets and properties reasonably required to operate the LLC-1 Business and the LLC-2 Business, respectively, in all material respects as each is currently conducted.
     4.10 LLC to MCC Consents and MCC to BB Consents. Schedule 4.10(a) sets forth all material LLC to MCC Consents required for the LLC Swap Parties to convey the LLC Assets to Mediacom. Schedule 4.10(b) sets forth all material MCC to BB Consents required for Mediacom to convey the LLC-1 Assets to the BB Swap Parties. Except for those LLC to MCC Consents listed on Schedule 4.10(a) and those MCC to BB Consents listed on Schedule 4.10(b), no LLC to MCC Consent or MCC to BB Consent by any Person or Governmental Authority is required in connection with the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement and the Related Transactions by the LLC Swap Parties and Mediacom, except for those LLC to MCC Consents or MCC to BB Consents the failure of which to be obtained would not materially impair the ability of (x) the BB Swap Parties to conduct the LLC-1 Business of the LLC-1 Systems as currently conducted or (y) Mediacom to conduct the LLC-2 Business of the LLC-2 Systems as currently conducted.
     4.11 Accounts Receivable. All of the LLC Accounts Receivable arose and will arise from bona fide transactions in the ordinary course of business consistent with the LLC Swap Parties’ past practices.
     4.12 System Data. Schedule 4.12 sets forth the following for the LLC Systems as of the Agreement Date:
(i) The approximate number of LLC-1 Homes Passed and LLC-1 Homes Passed;
(ii) The number of LLC-1 Basic Subscribers;
(iii) The number of LLC-2 Basic Subscribers;
(iv) The approximate miles of plant for each of the LLC-1 Systems and LLC-2 Systems; and
(v) The approximate bandwidth capacity for each of the LLC-1 Systems and LLC-2 Systems.
     4.13 Regulatory Matters.
          (a) All of the LLC Franchise communities to which the LLC Swap Parties provide service through the LLC Systems have been registered with the FCC.
          (b) Except as disclosed on Schedule 4.13(b), the LLC Swap Parties have timely filed with the FCC Aeronautical Frequency Notifications for all such frequencies used by each of the LLC-1 and LLC-2 Systems. The LLC Swap Parties’ use of such aeronautical frequencies complies in all material respects with FCC Regulations. The LLC Swap Parties’ have made available to (i) the BB Swap Parties copies of all FCC Forms 320 filed with the FCC for the LLC-1 Systems and (ii) Mediacom copies of all the FCC Forms 320 filed with the FCC for the LLC-2 Systems, in each case for 2006 and 2007 and will make available all copies of FCC Forms 320 filed in 2008 prior to Closing.
          (c) Except as disclosed on Schedule 4.13(c):
               (i) The LLC Swap Parties have performed all semi-annual and annual performance tests on the LLC Systems required under 47 C.F.R. 76.601 since January 1, 2005.
               (ii) The LLC Systems currently meet the technical standards under FCC Regulations in all material respects, including the leakage limits contained in 47 C.F.R. 76.605(a)(11).
               (iii) Each of the most recent signal leakage tests and the most recent Proof of Performance Test was conducted in accordance with the testing procedures set forth in 47 C.F.R. 76.601 and 76.609 and evidence that the LLC Systems meet or exceed in all material respects all of the technical standards under FCC Regulations.
          (d) The LLC Swap Parties have timely paid all FCC regulatory fees for reporting periods ending June 30, 2005 through June 30, 2008.
          (e) Except as disclosed on Schedule 4.13(e), the LLC Swap Parties have timely filed with the FCC all FCC Form 396C EEO reports for reporting periods 2005 through 2007.
          (f) Except as set forth in Schedule 4.13(f), the LLC Systems are in compliance in all material respects with all Legal Requirements relating to all devices that perform conditional access or security functions, including those requirements pursuant to 47 C.F. R. §76.1204.
          (g) The LLC Systems are in compliance in all material respects with 47 U.S.C. §325.
     4.14 Copyright Compliance. The LLC Swap Parties have filed all statements of account and paid all royalty fees and interest to the United States Copyright Office required under the Copyright Act and Copyright Office Regulations reported on such statements of account for the last three years (the “LLC Copyright Filings”). Except as disclosed on Schedule 4.14, no LLC Swap Party has received any written notice or inquiry, and to the LLC Swap Parties’ Knowledge, any oral notice or inquiry, from the United States Copyright Office or any other Person concerning the LLC Swap Parties’ copyright filings, statements of accounts, royalty payments or any notice that the conduct of the LLC Business infringes on any Person’s copyright relative to the Copyright Filings for the LLC Systems.
     4.15 Compliance with Law.
          (a) No LLC Swap Party has received any written notice claiming a violation of any material Legal Requirement applicable to any LLC Swap Party, the LLC Systems, any of the LLC Assets or the LLC Business.

          (b) Except as set forth in Schedule 4.16, the LLC Swap Parties and the LLC Swap Parties’ operation of each of the LLC Systems has complied, and is in compliance, in all material respects with all applicable material Legal Requirements.
     4.16 Employment Matters.
          (a) The LLC Swap Parties have delivered to (i) the BB Swap Parties a schedule setting forth the names, titles and compensation of all of the employees of the LLC-1 Systems and (ii) Mediacom a schedule setting forth the names, titles and compensation of all of the employees of the LLC-2 Systems.
          (b) Except as set forth on Schedule 4.15, no LLC Swap Party is a party to any collective bargaining agreement or any employment agreement with respect to any employee of the LLC-1 Systems or LLC-2 Systems which cannot be terminated at will by any LLC Swap Party. No LLC Swap Party has had and currently does not have any pension or profit sharing or other employee benefit plans for employees of the LLC Systems which the BB Swap Parties or Mediacom shall be obligated to assume.
     4.17 Litigation or Judgments. Except as set forth on Schedule 4.17, there is no material claim, legal action, counterclaim, suit, arbitration, governmental investigation, litigation, or any other legal, administrative or tax proceeding before any commission, agency or other Governmental Authority, nor any order, decree or judgment, pending, or to the Knowledge of the LLC Swap Parties, threatened, against or relating to the LLC Swap Parties, the LLC Assets, the LLC Business or operations of the LLC Systems.
     4.18 Environmental Matters. Except as disclosed on Schedule 4.18, the LLC Swap Parties’ operation of the LLC Systems and the LLC Business and all LLC Real Property comply in all material respects with applicable Environmental Laws. No LLC Swap Party has used any LLC Real Property for the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for such use of Hazardous Substances customary in the construction, maintenance and operation of a cable television system and in commercially reasonable quantities or under circumstances that would not reasonably be expected to give rise to liability for remediation. Except as disclosed on Schedule 4.18, no surface impoundments or underground storage tanks are located on any LLC Real Property. None of the LLC Swap Parties’ operations are subject to any judicial or administrative proceeding alleging the violation of any Environmental Law. To the Knowledge of the LLC Swap Parties, none of the LLC Real Property is the subject of any federal or state investigation concerning any use or release of any Hazardous Substance. Neither the LLC Swap Parties nor, to the LLC Swap Parties’ Knowledge, any predecessor-in-title to the LLC Real Property has filed any notice under any Federal or state law indicating past or present treatment, storage or disposal of a Hazardous Substance into the environment. No LLC Swap Party has any liability in connection with any release by them of any Hazardous Substance into the environment and to the LLC Swap Parties’ Knowledge no release by the LLC Swap Parties that could require remediation has occurred.
     4.19 Taxes. Each LLC Swap Party has paid all federal, state, local, and other taxes (“LLC Taxes”) required to be paid by it other than taxes being contested in good faith. Each LLC Swap Party has filed all federal, state and local tax returns and reports required to be filed by it, and, to the Knowledge of the LLC Swap Parties, all such returns and reports correctly and accurately, in all material respects, set forth the amount of any taxes relating to the applicable period.
     4.20 Insurance and Bonds. Schedule 4.20 sets forth all security deposits, performance bonds, letters of credit and other payments or commitments of each LLC Swap Party to secure each LLC Swap Parties’ performance under any LLC Franchise, any LLC Contract or other obligation of the LLC Swap Parties relating to the LLC Systems or the LLC Assets.
     4.21 Conduct of Business in Ordinary Course. Except as otherwise set forth on Schedule 4.21, since December 31, 2007, the LLC Swap Parties have conducted the LLC Business and operations of each of the LLC Systems only in the ordinary course.
     4.22 No Third Party Options. Except for this Agreement and the transactions contemplated hereby, there are no existing agreements, options, commitments or rights with, of or to any Person to acquire any of the LLC Assets.
     4.23 Availability of Documents. (a) The LLC Swap Parties have made available to the BB Swap Parties copies of all LLC-1 Franchises, LLC-1 FCC Licenses, LLC-1 Contracts, LLC-1 Real Property and other documents, agreements, commitments, insurance policies, leases, permits, licenses, contracts, patents, trademarks, trade names, service marks, copyrights and applications therefor listed in the Schedules hereto, or requested in the BB Swap Parties’ written due diligence requests. Such copies are true, complete, and correct and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.
     (b) The LLC Swap Parties have made available to Mediacom copies of all LLC-2 Franchises, LLC-2 FCC Licenses, LLC-2 Contracts, LLC-2 Real Property and other documents, agreements, commitments, insurance policies, leases, permits, licenses, contracts, patents, trademarks, trade names, service marks, copyrights and applications therefor listed in the Schedules hereto, or requested in Mediacom’s written due diligence requests. Such copies are true, complete, and correct and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.
ARTICLE V
MEDIACOM’S REPRESENTATIONS AND WARRANTIES
     Mediacom hereby represents and warrants to each of the BB Swap Parties and the LLC Swap Parties as follows:
     5.1 Organization and Qualification. Mediacom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the Related Transactions. Mediacom is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where it conducts business.
     5.2 Authority and Validity. Subject to the occurrence of the Mediacom Board Approval, the execution, delivery, and performance of this Agreement and the other Transaction

Documents and the consummation of the Related Transactions by Mediacom has been duly and validly authorized by all necessary corporate action. Subject to the occurrence of the Mediacom Board Approval, this Agreement has been duly executed and delivered by Mediacom, and this Agreement and each Transaction Document to which Mediacom is a party constitutes, or when executed and delivered, will constitute, a legal, valid and binding obligation of Mediacom, enforceable against Mediacom in accordance with its respective terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally.
     5.3 Litigation. There is no material claim, legal action, counterclaim, suit, arbitration, governmental investigation, litigation, or any other legal, administrative or tax proceeding before any commission, agency or other Governmental Authority, nor any order, decree or judgment, pending, or to Mediacom’s Knowledge, threatened, against or relating to Mediacom that would prevent or hinder the consummation of this Agreement or the Related Transactions.
     5.4 Consents. Subject to obtaining the consents listed on Schedule 3.10(b) and Schedule 4.10(b) and to the occurrence of the Mediacom Board Approval, no consent, notice, waiver, authorization, filing, permit, approval registration or other action by any Person or any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement by Mediacom. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Related Transactions, by Mediacom (with or without the giving of notice, the lapse of time or both): (i) will not conflict with any provision of the Certificate of Incorporation or by-laws of Mediacom and (ii) will not conflict with, result in a breach of, constitute a default under, or violate, any applicable law, judgment, order, ordinance, injunction, decree, rule or regulation of any court or Governmental Authority.
ARTICLE VI
EMPLOYEES
     6.1 Employees of the BB Systems.
          (a) Except as expressly provided in this Agreement, the LLC Swap Parties shall not assume or have any obligations or liabilities with respect to any employees of Illinois BB. Illinois LLC agrees that it shall offer employment to all of the employees of the BB Systems, effective as of the Closing Date, on terms substantially similar to the terms of such employees’ current employment by Illinois BB.
          (b) Illinois BB shall pay all wages, salaries, commissions, and the cost of all benefits provided to the employees of the BB Systems which shall have become due for work performed as of and through the Effective Time, and Illinois BB shall collect and pay all BB Taxes concerning such wages, salaries, commissions and benefits.
          (c) Illinois BB acknowledges and agrees that Illinois LLC shall not acquire any rights or interests of Illinois BB in, or assume or have any obligations or liabilities of Illinois BB under, any benefit plans maintained by, or for the benefit of any employees of the BB Systems before the Effective Time, including obligations for severance or vacation accrued but not taken as of the Effective Time except to the extent that Illinois LLC has otherwise agreed to assume such obligation.
     6.2 Employees of the LLC-1 Systems.
          (a) Except as expressly provided in this Agreement, the BB Swap Parties shall not assume or have any obligations or liabilities with respect to any employees of the LLC-1 Systems. The BB Swap Parties agree that they shall offer employment to all of the employees of the LLC-1 Systems, effective as of the Closing Date, on terms substantially similar to the terms of such employees’ current employment by the LLC-1 Swap Parties.
          (b) The LLC Swap Parties shall pay all wages, salaries, commissions, and the cost of all benefits provided to the employees of the LLC-1 Systems which shall have become due for work performed as of and through the Effective Time, and the LLC Swap Parties shall collect and pay all LLC Taxes concerning such wages, salaries, commissions and benefits.
          (c) The LLC Swap Parties acknowledge and agree that the BB Swap Parties shall not acquire any rights or interests of the LLC Swap Parties in, or assume or have any obligations or liabilities of the LLC Swap Parties under, any benefit plans maintained by, or for the benefit of any employees of the LLC-1 Systems before the Effective Time, including obligations for severance or vacation accrued but not taken as of the Effective Time except to the extent that the BB Swap Parties have otherwise agreed to assume such obligation.
     6.3 Employees of the LLC-2 Systems.
          (a) Except as expressly provided in this Agreement, Mediacom shall not assume or have any obligations or liabilities with respect to any employees of the LLC-2 Systems. Mediacom agrees that it shall offer employment to all of the employees of the LLC-2 Systems, effective as of the Closing Date, on terms substantially similar to the terms of such employees’ current employment by the LLC-2 Swap Parties.
          (b) The LLC Swap Parties shall pay all wages, salaries, commissions, and the cost of all benefits provided to the employees of the LLC-2 Systems which shall have become due for work performed as of and through the Effective Time, and the LLC Swap Parties shall collect and pay all LLC Taxes concerning such wages, salaries, commissions and benefits.
          (c) The LLC Swap Parties acknowledge and agree that Mediacom shall not acquire any rights or interests of the LLC Swap Parties in, or assume or have any obligations or liabilities of the LLC Swap Parties under, any benefit plans maintained by, or for the benefit of any employees of the LLC-2 Systems before the Effective Time, including obligations for severance or vacation accrued but not taken as of the Effective Time except to the extent that Mediacom has otherwise agreed to assume such obligation.
ARTICLE VII
PRE-CLOSING COVENANTS
     7.1 Access to Premises and Records. (a) Between the Agreement Date and the Closing Date, Illinois BB shall give the LLC Swap Parties, Mediacom and their respective representatives, at reasonable times during normal business hours and with reasonable prior notice, access to the books and records of the BB Business and to the BB Assets and will furnish to the LLC Swap Parties, Mediacom and their respective representatives such information regarding the BB Business and the BB Assets as the LLC Swap Parties, Mediacom or their respective representatives may reasonably request.
          (b) Between the Agreement Date and the Closing Date, the LLC Swap Parties shall give the BB Swap Parties, Mediacom and their respective representatives, at reasonable times during normal business hours and with reasonable prior notice, access to the books and records of the LLC-1 Business and to the LLC-1 Assets and will furnish to the BB Swap Parties, Mediacom and their respective representatives such information regarding the LLC-1 Business and the LLC-1 Assets as the BB Swap Parties, Mediacom or their respective representatives may reasonably request.
          (c) Between the Agreement Date and the Closing Date, the LLC Swap Parties shall give Mediacom and its representatives, at reasonable times during normal business hours and with reasonable prior notice, access to the books and records of the LLC-2 Business and to the LLC-2 Assets and will furnish to Mediacom and its representatives such information regarding the LLC-2 Business and the LLC-2 Assets as Mediacom or its representatives may reasonably request.
     7.2 Operation of the BB Business — Affirmative Covenants. Between the Agreement Date and the Closing Date, Illinois BB shall operate the BB Business in the ordinary course consistent with past practices; use its commercially reasonable efforts to keep available the services of the employees who are involved in the operation of the BB Business; and use commercially reasonable efforts to preserve any beneficial business relationships with customers, suppliers and others having business dealings with Illinois BB relating to the BB Business.
     7.3 Operation of the BB Business – Negative Covenants. Between the Agreement Date and the Closing Date, without the prior written consent of the LLC Swap Parties and Mediacom, Illinois BB shall not:
          (a) modify or amend the terms of any existing BB Franchise or BB Contract used in the BB Business other than in the ordinary course of business;
          (b) create, assume, or permit to exist any Encumbrance, claim, or liability on the BB Assets, except for Permitted Encumbrances;
          (c) do any act or fail to do any act which might result in the expiration, revocation, suspension or modification of any of the BB Franchises, or fail to prosecute with reasonable diligence any applications to any Governmental Authority in connection with the operation of any of the BB Systems; or
          (d) take any action which would constitute a breach of Illinois BB’s obligations hereunder.

     7.4 Operation of the LLC Business — Affirmative Covenants. Between the Agreement Date and the Closing Date, LLC Swap Parties shall operate the LLC Business in the ordinary course consistent with past practices; use their commercially reasonable efforts to keep available the services of the employees who are involved in the operation of the LLC Business; and use commercially reasonable efforts to preserve any beneficial business relationships with customers, suppliers and others having business dealings with LLC Swap Parties relating to the LLC Business.
     7.5 Operation of LLC Business – Negative Covenants. Between the Agreement Date and the Closing Date, without the prior written consent of the BB Swap Parties and Mediacom, the LLC Swap Parties shall not:
          (a) modify or amend the terms of any existing LLC Franchise or LLC Contract used in the LLC Business other than in the ordinary course of business;
          (b) create, assume, or permit to exist any Encumbrance, claim, or liability on the LLC Assets, except for Permitted Encumbrances;
          (c) do any act or fail to do any act which might result in the expiration, revocation, suspension or modification of any of the LLC Franchises, or fail to prosecute with reasonable diligence any applications to any Governmental Authority in connection with the operation of any of the LLC Systems; or
          (d) take any action which would constitute a breach of the LLC Swap Parties’ obligations hereunder.
     7.6 Consents.
          (a) Consents for Transfer of BB Assets. (i) With the exception of the consents required from any Franchising Authority, prior to and following the Closing, the BB Swap Parties shall use commercially reasonable efforts to obtain, at the BB Swap Parties’ expense, the consents, notices, waivers, authorizations, filings, permits, approvals or other actions of any Person that Mediacom reasonably believes are necessary or desirable for Illinois BB to transfer the BB Assets to Mediacom. Mediacom shall cooperate in obtaining such consents as reasonably requested by the BB Swap Parties. The BB Swap Parties will use commercially reasonable efforts to request of third parties such estoppel certificates, or similar documents for headend leases, easements, and BB Contracts as Mediacom may reasonably request.
               (ii) With the exception of the consents required from any Franchising Authority, prior to and following the Closing, Mediacom shall use commercially reasonable efforts to obtain, at Mediacom’s expense, the consents, notices, waivers, authorizations, filings, permits, approvals or other actions of any Person that Illinois LLC reasonably believes are necessary or desirable for Mediacom to transfer the BB Assets to Illinois LLC. The LLC Swap Parties shall cooperate in obtaining the MCC to LLC Consents, as reasonably requested by Mediacom.

               (iii) Mediacom shall use commercially reasonable efforts to obtain, at the BB Swap Parties’ expense, all BB to MCC Consents from Franchising Authorities required for the transfer of the BB Franchises from Illinois BB to Mediacom. The BB Swap Parties shall cooperate in obtaining such BB to MCC Consents as reasonably requested by Mediacom. Illinois BB will prepare, execute and deliver FCC Forms 394 to the appropriate Franchising Authority for each of the BB Franchises on or before ten (10) days following the Agreement Date.
               (iv) The LLC Swap Parties shall use commercially reasonable efforts to obtain, at the LLC Swap Parties’ expense, all MCC to LLC Consents from Franchising Authorities required for the transfer of the BB Franchises from Mediacom to Illinois LLC. Mediacom shall cooperate in obtaining such MCC to LLC Consents as reasonably requested by the LLC Swap Parties. Mediacom will prepare, execute and deliver FCC Forms 394 to the appropriate Franchising Authority for each of the BB Franchises on or before ten (10) days following the Agreement Date
          (b) Consents for Transfer of LLC Assets. (i) With the exception of the consents required from any Franchising Authority, prior to and following the Closing, the LLC Swap Parties shall use commercially reasonable efforts to obtain, at the LLC Swap Parties’ expense, the consents, notices, waivers, authorizations, filings, permits, approvals or other actions of any Person that Mediacom reasonably believes are necessary or desirable for the LLC Swap Parties to transfer the LLC Assets to Mediacom. Mediacom shall cooperate in obtaining such consents as reasonably requested by the LLC Swap Parties. The LLC Swap Parties will use commercially reasonable efforts to request of third parties such estoppel certificates, or similar documents for headend leases, easements, and LLC Contracts as Mediacom may reasonably request.
               (ii) With the exception of the consents required from any Franchising Authority, prior to and following the Closing, Mediacom shall use commercially reasonable efforts to obtain, at Mediacom’s expense, the consents, notices, waivers, authorizations, filings, permits, approvals or other actions of any Person that the BB Swap Parties reasonably believe are necessary or desirable for Mediacom to convey the LLC-1 Assets to the BB Swap Parties LLC. The BB Swap Parties shall cooperate in obtaining such consents, as reasonably requested by Mediacom.
               (iii) Mediacom shall use commercially reasonable efforts to obtain, at the LLC Swap Parties’ expense, all LLC to MCC Consents from Franchising Authorities required for the transfer of the LLC Franchises from the LLC Swap Parties to Mediacom. The LLC Swap Parties shall cooperate in obtaining such LLC to MCC Consents as reasonably requested by Mediacom. The LLC Swap Parties will prepare, execute and deliver FCC Forms 394 to the appropriate Franchising Authority for each of the LLC Franchises on or before ten (10) days following the Agreement Date.
               (iv) The BB Swap Parties shall use commercially reasonable efforts to obtain, at the BB Swap Parties’ expense, all MCC to BB Consents from Franchising Authorities required for the transfer of the LLC-1 Franchises from Mediacom to the BB Swap Parties. Mediacom shall cooperate in obtaining such MCC to BB Consents as reasonably requested by the BB Swap Parties. Mediacom will prepare, execute and deliver FCC Forms 394 to the appropriate Franchising Authority for each of the LLC-1 Franchises on or before ten (10) days following the Agreement Date.
     7.7 Risk of Loss. (a) Illinois BB will bear the risk of any loss or damage to the BB Assets resulting from fire, theft or other casualty at all times before the Effective Time. If any such loss or damage is so substantial as to prevent normal operation of any material portion of any BB System, Illinois BB shall promptly notify the LLC Swap Parties. Illinois BB shall apply the proceeds of any insurance policy, judgment or award and take all other commercially reasonable steps to repair, replace or restore such property as soon as commercially reasonable after the loss. In the event of loss or damage that is so substantial as to prevent normal operation of any material portion of any BB System and such loss or damage has not been restored or replaced by the Termination Date, the LLC Swap Parties may elect by written notice to the BB Swap Parties either (i) to waive such defect or (ii) to terminate this Agreement pursuant to Section 12.1(d). If the LLC Swap Parties elect to consummate the acquisition of the BB Assets notwithstanding such loss or damage, there shall be a cash payment made by the BB Swap Parties to the LLC Swap Parties, as the case may be, in an amount equal to the cost to restore any BB System suffering such loss or damage to substantially the same condition as existed prior to the loss or damage, taking into account all applicable insurance proceeds delivered by Illinois BB to the LLC Swap Parties. If any loss or damage to the BB Assets occurs that is not so substantial as to prevent normal operation of any material portion of any BB System, which is not repaired, replaced or restored prior to the Effective Time, then the LLC Swap Parties shall be entitled to any applicable proceeds of insurance received or receivable by Illinois BB, and Illinois BB agrees to pay such proceeds to the LLC Swap Parties upon receipt.
          (b) The LLC Swap Parties will bear the risk of any loss or damage to the LLC Assets resulting from fire, theft or other casualty at all times before the Effective Time. If any such loss or damage is so substantial as to prevent normal operation of any material portion of any LLC-1 System or LLC-2 System, the LLC Swap Parties shall promptly notify the BB Swap Parties and/or Mediacom, as the case may be. The LLC Swap Parties shall apply the proceeds of any insurance policy, judgment or award and take all other commercially reasonable steps to repair, replace or restore such property as soon as commercially reasonable after the loss. In the event of loss or damage that is so substantial as to prevent normal operation of any material portion of any LLC-1 System or LLC-2 System and such loss or damage has not been restored or replaced by the Termination Date, either the BB Swap Parties or Mediacom may elect by written notice to the LLC Swap Parties either (i) to waive such defect or (ii) to terminate this Agreement pursuant to Section 12.1(d). If the BB Swap Parties and/or Mediacom, as the case may be, elect to consummate the acquisition of the LLC-1 Assets and/or LLC-2 Assets, respectively, notwithstanding such loss or damage, there shall be a cash payment made by the LLC Swap Parties to Mediacom or the BB Swap Parties, as the case may be, in an amount equal to the cost to restore any LLC-1 System or LLC-2 System suffering such loss or damage to substantially the same condition as existed prior to the loss or damage, taking into account all applicable insurance proceeds delivered by the LLC Swap Parties to the BB Swap Parties or Mediacom, as applicable. If any loss or damage to the LLC-1 Assets or LLC-2 Assets occurs that is not so substantial as to prevent normal operation of any material portion of any LLC-1 System or LLC-2 System, which is not repaired, replaced or restored prior to the Effective Time, then both the BB Swap Parties and/or Mediacom shall be entitled to any applicable proceeds of insurance received or receivable by the LLC Swap Parties, and the LLC Swap Parties agree to pay such proceeds to the BB Swap Parties and Mediacom, as applicable, upon receipt.
     7.8 Adverse Change. (a) The BB Swap Parties shall promptly notify the LLC Swap Parties in writing of any developments that has a BB Material Adverse Effect on the BB Assets, the BB Systems or the BB Business.
          (b) The LLC Swap Parties shall promptly notify the BB Swap Parties in writing of any developments that have an LLC-1 Material Adverse Effect.
          (c) The LLC Swap Parties shall promptly notify Mediacom in writing of any developments that have an LLC-2 Material Adverse Effect.
     7.9 No Solicitation. From the Agreement Date through the earlier to occur of (i) the Closing Date or (ii) the termination of this Agreement pursuant to Section 12.1 hereof, none of the BB Swap Parties, the LLC Swap Parties nor Mediacom, nor any of their respective officers, directors, partners, shareholders, representatives or agents, shall participate in, encourage, solicit or initiate any discussion or negotiations, or enter into any agreement, concerning the sale of (i) the BB Systems or the BB Assets or (ii) the LLC Systems or the LLC Assets.
     7.10 Sales and Transfer Taxes and Fees. Mediacom, the LLC Swap Parties and the BB Swap Parties shall each pay one-third (1/3) of all state or local sales, use, transfer, excise, recording, or license taxes or fees or any other government imposed charge (including all filing fees) arising from this Agreement or the Related Transactions.
     7.11 Expenses. The Parties shall each bear their own expenses incurred in connection with the negotiation and preparation of this Agreement and in connection with all obligations required to be performed by it under this Agreement.
ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BB SWAP PARTIES
     The obligations of the BB Swap Parties under this Agreement are subject to the satisfaction at or before the Closing of each of the following conditions, unless expressly waived by the BB Swap Parties.
     8.1 Governmental or Legal Action. No action, suit, investigation, regulation, legislation or proceeding shall be pending, instituted, proposed or threatened that would (i) prohibit the BB Swap Parties’ ownership or operation of all or any material portion of the LLC-1 Systems, the LLC-1 Business or the LLC-1 Assets or (ii) prohibit or prevent the consummation of the transactions contemplated by this Agreement.
     8.2 Accuracy of Representations and Warranties. The representations and warranties of the LLC Swap Parties contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as if made at and as of Closing, except (i) where such failures to be true and correct, individually or in the aggregate, have not resulted in and would not result in an LLC-1 Material Adverse Effect, (ii) for changes contemplated or permitted under this Agreement, and (iii) for representations and warranties made only at and as of a certain date which shall have been true and correct in all material respects as of such date. The LLC Swap Parties shall have delivered to the BB Swap Parties a certificate, executed by the member of each of Wisconsin LLC, Illinois LLC, Southeast LLC and Iowa LLC dated as of the Closing Date, certifying to such effect.
     8.3 Performance of Agreements.
          (a) The LLC Swap Parties shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by the LLC Swap Parties at or prior to the Closing Date, and the LLC Swap Parties shall have delivered to the BB Swap Parties a certificate, executed by the member of each of Wisconsin LLC, Illinois LLC, Southeast LLC and Iowa LLC dated as of the Closing Date, certifying such performance and compliance.
          (b) Mediacom shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by Mediacom at or prior to the Closing Date, and Mediacom shall have delivered to the BB Swap Parties a certificate, executed by an officer of Mediacom dated as of the Closing Date, certifying such performance and compliance.
     8.4 Board Approvals. The Board Approvals shall have been obtained.
     8.5 Officer’s Certificate.
          (a) The LLC Swap Parties shall have delivered to the BB Swap Parties a certificate, executed by the member of each of Wisconsin LLC, Illinois LLC, Southeast LLC and Iowa LLC and dated as of the Closing Date, certifying that the resolutions, as attached to such certificate, were duly adopted by the member of each of Wisconsin LLC, Illinois LLC, Southeast LLC and Iowa LLC, and remain in full force and effect. The resolutions shall authorize and approve the execution, delivery, and performance of this Agreement and the consummation of the Related Transactions by the LLC Swap Parties.
          (b) Mediacom shall have delivered to the BB Swap Parties a certificate, executed by an officer dated as of the Closing Date, certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of Mediacom, and remain in full force and effect. The resolutions shall authorize and approve the execution, delivery, and performance of this Agreement and the consummation of the Related Transactions by Mediacom.
     8.6 No Material Adverse Change. During the period from the Agreement Date through and including the Closing Date, there shall not have occurred any event which has had a LLC-1 Material Adverse Effect.
     8.7 [Left Blank for Section Numbering Purposes]
     8.8 Franchising Authorities. (i) Mediacom shall have obtained the LLC to MCC Consents of all Franchising Authorities to the transfer of the LLC Franchises from the LLC Swap Parties to Mediacom, as indicated on Schedule 4.10(a), and (ii) the BB Swap Parties shall have obtained the MCC to BB Consents of all Franchising Authorities to the transfer of the LLC-1 Franchises from Mediacom to the BB Swap Parties, as indicated on Schedule 4.10(b)
ARTICLE IX
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LLC SWAP PARTIES
     The obligations of each of the LLC Swap Parties under this Agreement are subject to the satisfaction at or before the Closing of each of the following conditions, unless expressly waived by each of the LLC Swap Parties.
     9.1 Governmental or Legal Action. No action, suit, investigation, regulation, legislation or proceeding shall be pending, instituted, proposed or threatened that would (i) prohibit Illinois LLC’s ownership or operation of all or any material portion of the BB Systems, or (ii) prohibit or prevent the consummation of the transactions contemplated by this Agreement.
     9.2 Accuracy of Representations and Warranties. The representations and warranties of each the BB Swap Parties and Mediacom contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as if made at and as of Closing, except (i) where such failures to be true and correct, individually or in the aggregate, have not resulted in and would not result in a BB Material Adverse Effect, (ii) for changes contemplated or permitted under this Agreement, and (iii) for representations and warranties made only at and as of a certain date which shall have been true and correct in all material respects as of such date. The BB Swap Parties shall have delivered to the LLC Swap Parties a certificate, executed by the member of each of the BB Swap Parties, dated as of the Closing Date, certifying to such effect.
     9.3 Performance of Agreements. (a) The BB Swap Parties shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by the BB Swap Parties at or prior to the Closing Date, and the BB Swap Parties shall have delivered to the LLC Swap Parties a certificate, executed by the member of each of the BB Swap Parties, dated as of the Closing Date, certifying such performance and compliance.
     (b) Mediacom shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions required by the Agreement to be performed or complied with by Mediacom at or prior to the Closing Date, and Mediacom shall have delivered to the LLC Swap Parties a certificate, executed by an officer, dated as of the Closing Date, certifying such performance and compliance.
     9.4 Board Approvals. The Board Approvals shall have been obtained.
     9.5 Officer’s Certificate.
          (a) The BB Swap Parties shall have delivered to the LLC Swap Parties a certificate, executed by the member of each of the BB Swap Parties dated as of the Closing Date, certifying that the resolutions, as attached to such certificate, were duly adopted by the member of each of the BB Swap Parties, and remain in full force and effect. The resolutions shall authorize and approve the execution, delivery, and performance of this Agreement and the consummation of the Related Transactions by the BB Swap Parties.
          (b) Mediacom shall have delivered to the LLC Swap Parties a certificate, executed by an officer dated as of the Closing Date, certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of Mediacom, and remain in full force and effect. The resolutions shall authorize and approve the execution, delivery, and performance of this Agreement and the consummation of the Related Transactions by Mediacom.
     9.6 No Material Adverse Change. During the period form the Agreement through and including the Closing Date, there shall not have occurred any event which has had a BB Material Adverse Effect.
     9.7 [Left Blank for Section Numbering Purposes]
     9.8 Franchising Authorities. (i) Mediacom shall have obtained the BB to MCC Consents of all Franchising Authorities to the transfer of the BB Franchises from Illinois BB to Mediacom, as indicated on Schedule 3.10(a), and (ii) the LLC Swap Parties shall have obtained the MCC to LLC Consents of all Franchising Authorities to the transfer of the BB Franchises from Mediacom to Illinois LLC, as indicated on Schedule 3.10(b).
ARTICLE X
CONDITIONS PRECEDENT TO OBLIGATIONS OF MEDIACOM
     The obligations of Mediacom under this Agreement are subject to the satisfaction at or before the Closing of each of the following conditions, unless expressly waived by Mediacom.
     10.1 Governmental or Legal Action. No action, suit, investigation, regulation, legislation or proceeding shall be pending, instituted, proposed or threatened that would (i) prohibit Mediacom’s ownership or operation of all or any material portion of the LLC-2 Systems, or (ii) prohibit or prevent the consummation of the transactions contemplated by this Agreement.
     10.2 Accuracy of Representations and Warranties. The representations and warranties of the BB Swap Parties and LLC Swap Parties contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as if made at and as of Closing, except (i) ) where such failures to be true and correct, individually or in the aggregate, have not resulted in and would not result in a BB Material Adverse Effect or an LLC Material Adverse Effect, as applicable, (ii) for changes contemplated or permitted under this Agreement, (iii) for representations and warranties made only at and as of a certain date which shall have been true and correct in all material respects as of such date. Each of (i) the LLC Swap Parties shall have delivered to Mediacom a certificate, executed by the member of each of Wisconsin LLC, Illinois LLC, Southeast LLC, and Iowa LLC, and (ii) the BB Swap Parties shall have delivered to Mediacom a certificate, executed by the member of each of the BB Swap Parties, dated as of the Closing Date, certifying to such effect.

     10.3 Performance of Agreements. Both the LLC Swap Parties and the BB Swap Parties shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by each of the LLC Swap Parties and BB Swap Parties at or prior to the Closing Date, and (i) the LLC Swap Parties shall have delivered to Mediacom a certificate, executed by the member of each of the LLC Swap Parties and (ii) the BB Swap Parties shall have delivered to Mediacom a certificate executed by the member of each of the BB Swap Parties, dated as of the Closing Date, in each case certifying such performance and compliance.
     10.4 Board Approvals. The Board Approvals shall have been obtained.
     10.5 Officer’s Certificate.
          (a) The LLC Swap Parties shall have delivered to Mediacom a certificate, executed by the member of each of Wisconsin LLC, Illinois LLC Southeast LLC, and Iowa LLC dated as of the Closing Date, certifying that the resolutions, as attached to such certificate, were duly adopted by the manager of each of Wisconsin LLC, Illinois LLC Southeast LLC, and Iowa LLC, and remain in full force and effect. The resolutions shall authorize and approve the execution, delivery, and performance of this Agreement and the consummation of the Related Transactions by the LLC Swap Parties.
          (b) The BB Swap Parties shall have delivered to Mediacom a certificate, executed by the member of each of the BB Swap Parties dated as of the Closing Date, certifying that the resolutions, as attached to such certificate, were duly adopted by the manager of each of the BB Swap Parties and remain in full force and effect. The resolutions shall authorize and approve the execution, delivery, and performance of this Agreement and the consummation of the Related Transactions by the BB Swap Parties.
     10.6 No Material Adverse Change. During the period from the Agreement Date through and including the Closing Date, there shall not have occurred any event which has had an LLC Material Adverse Effect.
     10.7 Franchising Authorities. Mediacom shall have obtained (i) the BB to MCC Consents of all Franchising Authorities to the transfer of the BB Franchises from Illinois BB to Mediacom, as indicated on Schedule 3.10(a), and (ii) the LLC to MCC Consents of all Franchising Authorities to the transfer of the LLC Franchises from the LLC Swap Parties to Mediacom, as indicated on Schedule 4.10(a).
ARTICLE XI
ACTIONS TO BE TAKEN AT OR PRIOR TO CLOSING
     11.1 BB Swap Parties’ Deliveries. At or prior to Closing, the BB Swap Parties shall deliver to the LLC Swap Parties:
          (a) a complete itemized list of all of Illinois BB’s Accounts Receivable relating to the BB Systems as of a date not more than thirty (30) days before the Closing Date, showing sums due and their respective aging for the period ending on the Closing Date;

          (b) the certificates required under Sections 9.2(i), 9.3(a) and 9.5;
          (c) an Assumption Agreement duly executed by Illinois BB, substantially identified in form and substance to that attached hereto as Exhibit A;
          (d) bills of sale, endorsements, assignments, motor vehicle titles, special warranty deeds and other instruments of transfer as reasonably requested by the LLC Swap Parties to vest title or possession to the BB Assets in the name of Illinois LLC or its permitted assigns as provided in this Agreement;
          (e) evidence reasonably satisfactory to the LLC Swap Parties and such release and termination instruments as the LLC Swap Parties shall reasonably request in connection with the release of any Encumbrances (other than Permitted Encumbrances) from the BB Assets transferred to Illinois LLC as of the Effective Date;
          (f) a good standing certificate for each of the BB Swap Parties issued by the Secretary of State of the State of Delaware certifying as to its existence and good standing, dated not more than twenty (20) days prior to the Closing Date;
          (g) all other documents required to be delivered under this Agreement;
          (h) possession and operating control of the BB Systems and the BB Assets to Illinois LLC as of the Effective Date; and
          (i) a Bill of Sale duly executed by Illinois BB, in form and substance to that attached as Exhibit B.
     11.2 LLC Swap Parties’ Deliveries. At or prior to Closing, the LLC Swap Parties shall deliver to the BB Swap Parties and Mediacom:
          (a) a complete itemized list of all (i) LLC-1 Accounts Receivable relating to the LLC-1 Systems to the BB Swap Parties and (ii) LLC-2 Accounts Receivable relating to the LLC-2 Systems to Mediacom, each as of a date not more than thirty (30) days before the Closing Date, showing sums due and their respective aging for the period ending on the Closing Date;
          (b) the certificates required under Sections 8.2(i), 8.3(a) and 8.5(a);
          (c) an Assumption Agreement duly executed by the LLC Swap Parties, substantially identified in form and substance to that attached hereto as Exhibit A;
          (d) bills of sale, endorsements, assignments, motor vehicle titles, special warranty deeds and other instruments of transfer as reasonably requested by the BB Swap Parties or Mediacom to vest title or possession to (i) the LLC-1 Assets in the name of the BB Swap Parties and (ii) the LLC-2 Assets in the name of Mediacom, or their permitted assigns as provided in this Agreement;
          (e) evidence reasonably satisfactory to the BB Swap Parties and Mediacom that such release and termination instruments as the BB Swap Parties and/or Mediacom shall reasonably request in connection with the release of any Encumbrances (other than Permitted Encumbrances) from the (i) LLC-1 Assets transferred to the BB Swap Parties and (i) LLC-2 Assets transferred to Mediacom, all as of the Effective Date;
          (f) a good standing certificate for each of the LLC Swap Parties issued by the Secretary of State of the State of Delaware certifying as to its existence and good standing, dated not more than twenty (20) days prior to the Closing Date
          (g) all other documents required to be delivered under this Agreement;
          (h) possession and operating control of (i) the LLC-1 Systems and the LLC-1 Assets to the BB Swap Parties and (ii) LLC-2 Systems and the LLC-2 Assets to Mediacom, each as of the Effective Date; and
          (i) a Bill of Sale duly executed by the LLC Swap Parties, in form and substance to that attached as Exhibit B.
     11.3 Mediacom’s Deliveries. At or prior to Closing, Mediacom shall deliver to the BB Swap Parties and the LLC Swap Parties:
          (a) the certificates required under Sections 8.2(ii), 8.3(b) and 8.5(b) to the BB Swap Parties;
          (b) the certificates required under Sections 9.2(ii), 9.3(b) and 9.5 to the LLC Swap Parties;
          (c) an Assignment and Assumption Agreement duly executed by Mediacom, substantially identified in form and substance to that attached hereto as Exhibit C;
          (d) Bills of Sale duly executed by Mediacom, in form and substance to that attached as Exhibit B.
          (e) all other documents required to be delivered under this Agreement; and
          (f) good standing certificate issued by the Secretary of State of Delaware certifying to its existence and good standing, dated not more than twenty (20) days prior to the Closing Date.
     11.4 BB Swap Parties’ Post-Closing Deliveries. After Closing:
          (a) The BB Swap Parties shall deliver to the LLC Swap Parties any cash or other property that the BB Swap Parties may receive relating to BB Accounts Receivable received after the Closing Date;
          (b) Illinois BB shall deliver to Illinois LLC any BB Assets (other than BB Excluded Assets) not effectively transferred to Illinois LLC as of the Effective Date; and

          (c) At the request of any party hereto, the other party without further consideration, shall deliver such further instruments of conveyance, transfer, assignment or assumption as the requesting party may reasonably request in order to convey more effectively the transfer to Illinois LLC of any of the BB Assets and reflect Illinois LLC’s assumption of the BB Assumed Liabilities.
     11.5 LLC Swap Parties’ Post-Closing Deliveries. After Closing:
          (a) The LLC Swap Parties shall deliver (i) to the BB Swap Parties any cash or other property that the LLC Swap Parties may receive relating to the LLC-1 Accounts Receivable and (ii) to Mediacom any cash or other property that the LLC Swap Parties may receive relating to the LLC-1 Accounts Receivable, in each case, received after the Closing Date;
          (b) The LLC Swap Parties shall deliver (i) to the BB Swap Parties any LLC-1 Assets (other than LLC-1 Excluded Assets) not effectively transferred to the BB Swap Parties and (ii) to Mediacom any LLC-2 Assets (other than LLC-2 Excluded Assets) not effectively transferred to Mediacom, each as of the Effective Date; and
          (c) At the request of any party hereto, the other party without further consideration, shall deliver such further instruments of conveyance, transfer, assignment or assumption as the requesting party may reasonably request in order to convey more effectively the transfer (i) to the BB Swap Parties the LLC-1 Assets and reflect the BB Swap Parties’ assumption of the LLC-1 Assumed Liabilities and (ii) to Mediacom the LLC-2 Assets and reflect Mediacom’s assumption of the LLC-2 Assumed Liabilities.
ARTICLE XII
TERMINATION
     12.1 Events of Termination. This Agreement and the Related Transactions may be terminated at any time prior to the Closing:
          (a) by Mediacom, in its sole discretion;
          (b) by the mutual written consent of each of the parties to this Agreement;
          (c) by any party hereto if the consummation of this Agreement and the Related Transactions would violate any non-appealable final order or judgment by any Governmental Authority having competent jurisdiction;
          (d) by any party hereto, if it is not in material breach or default:
               (i) if any representation or warranty of any other party hereto is untrue in any material respect (other than due to a change permitted or contemplated by this Agreement) and such breach is not cured within 30 days of receipt of a notice that such breach exists or has occurred; or

               (ii) if any other party hereto shall have defaulted in any material respect in the performance of any obligation under this Agreement and such breach is not cured within 30 days of receipt of a notice that such default exists or has occurred;
          (e) by any party hereto if the Closing shall not have occurred on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 12.1(e) shall not be available to any party whose breach of its representations, covenants or agreements contained in this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by the Termination Date;
     12.2 Manner of Exercise. Notice of termination shall be served upon the other parties in accordance with the provisions set forth in Section 15.4, and all obligations of the parties under this Agreement other than Article XIV, other than obligations of any party resulting from such party’s breach of this Agreement, shall terminate and the related transactions contemplated shall be abandoned without further action by the Parties.
ARTICLE XIII
SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS
     Each of the representations and warranties in this Agreement and in any Transaction Document shall survive until the first anniversary of the Closing Date except for those concerning title to BB Assets or LLC Assets which shall survive indefinitely, BB Taxes or LLC Taxes, Environmental Matters, and third party claims relating to the period before the Closing Date, which shall survive until the end of the applicable statute of limitations. The expiration of any representation or warranty shall not affect any claim made with respect to such representation and warranty before the date of such expiration. Notwithstanding any investigation, audit, appraisal or inspection conducted before or after the Closing Date, any notice or information delivered to any Party hereto which is not disclosed in this Agreement (including the Schedules and Exhibits hereto) or the decision of any Party to complete the Closing, each Party shall be entitled to rely upon the representations and warranties set forth herein unless expressly waived. Each agreement and covenant in this Agreement and in any Transaction Documents shall survive until performed.
ARTICLE XIV
INDEMNIFICATION
     14.1 Indemnification of the LLC Swap Parties by the BB Swap Parties. The BB Swap Parties shall indemnify and hold the LLC Swap Parties, their officers, directors, members, managers, partners and employees and their respective Affiliates, harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable attorney fees) (collectively “Losses”) of any kind or nature arising out of or based upon any of the following matters:
          (a) any untrue representation, breach of warranty or nonfulfillment of any covenant of the BB Swap Parties under this Agreement or in any agreement, certificate, Schedule, Exhibit or Transaction Document delivered by the BB Swap Parties;

          (b) any failure by the BB Swap Parties to perform and discharge any of the Liabilities Not Assumed by LLC as set forth in this Agreement;
          (c) any liability of the BB Swap Parties for BB Taxes which are not included in the Liabilities Assumed by LLC;
          (d) Illinois BB’s operation or ownership of the BB Assets, the BB Systems or the BB Business prior to the Effective Time, including under BB Contracts and BB Franchises which relate to events occurring prior to the Effective Time;
          (e) the failure of the parties to comply with the provisions of any bulk sales law applicable to the transfer of the BB Assets;
          (f) any failure by the BB Swap Parties to perform and discharge any of the Liabilities Assumed by BB as set forth in this Agreement;
          (g) the BB Swap Parties’ operation or ownership of the LLC-1 Assets, the LLC-1 Systems or the LLC-1 Business on and after the Effective Time, including under the LLC-1 Contracts and LLC-1 Franchises assumed by the BB Swap Parties which relate to events occurring on or after the Effective Time; and
          (h) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any of the foregoing or to oppose the imposition thereof, or in enforcing this indemnity.
     14.2 Indemnification of the BB Swap Parties by the LLC Swap Parties. The LLC Swap Parties shall indemnify and hold the BB Swap Parties, their officers, directors, members, managers, partners and employees and their respective Affiliates, harmless from and against any Losses of any kind or nature arising out of or based upon any of the following matters:
          (a) any untrue representation, breach of warranty or nonfulfillment of any covenant of the LLC Swap Parties under this Agreement or in any agreement, certificate, Schedule, Exhibit or Transaction Document delivered by the LLC Swap Parties;
          (b) any failure by the LLC Swap Parties to perform and discharge any of the Liabilities Not Assumed By BB as set forth in this Agreement;
          (c) any liability of the LLC Swap Parties for LLC Taxes which are not included in the Liabilities Assumed by BB;
          (d) the LLC Swap Parties’ operation or ownership of the LLC-1 Systems prior to the Effective Time, including under LLC-1 Contracts and LLC-1 Franchises which relate to events occurring prior to the Effective Time;
          (e) the failure of the parties to comply with the provisions of any bulk sales law applicable to the transfer of the LLC-1 Assets;

          (f) any failure by the LLC Swap Parties to perform and discharge any of the Liabilities Assumed by LLC as set forth in this Agreement;
          (g) the LLC Swap Parties’ operation or ownership of the BB Assets, the BB Systems or the BB Business on and after the Effective Time, including under the BB Contracts and BB Franchises assumed by the LLC Swap Parties which relate to events occurring on or after the Effective Time; and;
          (h) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any of the foregoing or to oppose the imposition thereof, or in enforcing this indemnity.
     14.3 Indemnification of Mediacom by the LLC Swap Parties. The LLC Swap Parties shall indemnify and hold Mediacom, its officers, directors, members, managers, partners and employees and their respective Affiliates, harmless from and against any losses of any kind or nature arising out of or based upon any of the following matters:
          (a) any untrue representation, breach of warranty or nonfulfillment of any covenant of the LLC Swap Parties under this Agreement or in any agreement, certificate, Schedule, Exhibit or Transaction Document delivered by the LLC Swap Parties;
          (b) any failure by the LLC Swap Parties to perform and discharge any of the Liabilities Not Assumed by Mediacom as set forth in this Agreement;
          (c) any liability of the LLC Swap Parties for LLC Taxes which are not included in the Liabilities Assumed by Mediacom;
          (d) the LLC Swap Parties’ operation or ownership of the LLC-2 Systems prior to the Effective Time, including under LLC-2 Contracts and LLC-2 Franchises which relate to events occurring prior to the Effective Time;
          (e) the failure of the parties to comply with the provisions of any bulk sales law applicable to the transfer of the LLC-2 Assets; and
          (f) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any of the foregoing or to oppose the imposition thereof, or in enforcing this indemnity.
     14.4 Indemnification of the BB Swap Parties and the LLC Swap Parties by Mediacom. Mediacom agrees to indemnify and hold each of the BB Swap Parties (in the case of subsections (a) and (d) below) and the LLC Swap Parties (in the case of subsections (a), (b), (c) and (d) below), their respective officers, directors, members, managers, partners, shareholders and employees and their respective Affiliates harmless from and against any Losses of any kind or nature arising out of or based upon any of the following matters:
          (a) any untrue representation, breach of warranty or nonfulfillment of any covenant made by Mediacom in this Agreement or in any agreement, instrument, certificate, Exhibit or Transaction Document delivered by Mediacom;

          (b) any failure by Mediacom to perform and discharge any of the Liabilities Assumed by Mediacom as set forth in this Agreement;
          (c) Mediacom’s operation or ownership of the LLC-2 Assets, the LLC-2 Systems or the LLC-2 Business on and after the Effective Time, including under the LLC-2 Contracts and LLC-2 Franchises assumed by Mediacom which relate to events occurring on or after the Effective Time; and;
          (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any of the foregoing or to oppose the imposition thereof, or in enforcing this indemnity.
     14.5 Procedure for Indemnification. The procedure for indemnification shall be as follows:
          (a) The party claiming indemnification (the “Claimant”) shall within thirty (30) days of discovery of the facts or circumstances giving rise to such claim give notice to the party from which indemnification is claimed (the “Indemnifying Party”) of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant to the Indemnifying Party within twenty (20) days after written notice of such action, suit, or proceeding was given to Claimant. The failure by Claimant to give such notice timely shall not affect the rights of the Claimant hereunder except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced thereby. Claimant shall make available to the Indemnifying Party all information and documents that the Indemnifying Party shall reasonably request and the Indemnifying Party and Claimant shall cooperate fully in such defense subject to subsection (c) of this Section.
          (b) With respect to claims solely between the parties, the Indemnifying Party shall have twenty (20) days following receipt of notice from the Claimant of a claim to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party or its authorized representatives the information relied upon by the Claimant to substantiate the claim and any other information reasonably requested by the Indemnifying Party. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the twenty (20) day period (or any mutually agreed upon extension thereof) to the validity and amount of all or any portion of such claim, within five (5) Business Days the Indemnifying Party shall immediately pay to the Claimant the full amount of such agreed amount of the claim by wire transfer of immediately available funds to an account or accounts designated by Claimant. If the Claimant and the Indemnifying Party do not agree within the twenty (20) day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law.
          (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense to participate in or assume control of the defense of such claim (with counsel of its choice reasonably satisfactory to the Claimant) if, within twenty days after notice from the Claimant of any such claim for losses, the Indemnifying Party provides to the Claimant notice thereof, and the Claimant shall cooperate fully with the Indemnifying Party, including making available all information, documents and assistance that Indemnifying Party may reasonably request, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim in accordance with the preceding sentence, the Claimant shall have the right to participate in the defense of such claim at its own expense, but the Indemnifying Party shall control such defense. If the Indemnifying Party shall elect not to undertake such defense in accordance with this Section 14.5(c), or, within a reasonable time after providing such notice to Claimant, shall fail to defend such claim, the Claimant shall have the right to undertake the defense, compromise or settlement of such claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall pay to the Claimant, in addition to the other sums required to be paid hereunder, any reasonable costs and expenses incurred by the Claimant in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred. Anything in this Section 14.5(c) to the contrary notwithstanding, with respect to any third party claim, (i) the Indemnifying Party shall not, without the Claimant’s written consent (which shall not be unreasonably withheld or delayed), settle or compromise any such claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the third party claimant or the plaintiff to the Claimant of a release from all liability in respect of such losses in form and substance reasonably satisfactory to the Claimant, (ii) in the event that the Indemnifying Party undertakes defense of any such claim, the Indemnifying Party shall have an obligation to keep the Claimant informed of the status of the defense of such claim and furnish the Claimant with all documents, instruments and information that the Claimant shall reasonably request in connection therewith, and (iii) neither party shall dispose of, compromise or settle any claim or action in a manner that is not reasonable under the circumstances and in good faith.
          (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every reasonable effort to reach a decision with respect thereto as expeditiously as possible.
     14.6 Limitations on Indemnification; Exclusive Remedy.
          (a) No party hereunder shall be required to indemnify any other party under this Article XIV (x) until the aggregate amount of such other party’s Losses (excluding any legal fees incurred by such party in connection with such Losses) exceed (i) in the case of Losses of the LLC Swap Parties or the BB Swap Parties, $2,500,000, and then only to the extent that such Losses exceed $2,500,000, and (ii) in the case of Mediacom, $1,250,000, and then only to the extent that such Losses exceed $1,250,000, and (y) (i) in the case of Losses of the LLC Swap Parties or the BB Swap Parties, to the extent that such Losses exceed $50,000,000, and (ii) in the case of Losses of Mediacom, to the extent that such Losses exceed $25,000,000.
          (b) After the Closing Date, the sole and exclusive remedy of any party with respect to this Agreement, the transactions contemplated by this Agreement, the BB Systems and the BB Assets, and the LLC Systems and the LLC Assets, whether in contract, in tort or otherwise, shall be a claim for indemnification under this Article XIV.

          (c) The amount of any claim under this Article XIV shall be reduced by the amount of any insurance proceeds actually received by the claimant in respect of such claim and by the tax benefit, if any, to the claimant in respect of such claims.
ARTICLE XV
MISCELLANEOUS
     15.1 Parties Obligated and Benefited. This Agreement shall bind and benefit the Parties and their respective assigns and successors in interest.
     15.2 Assignment. This Agreement may not be assigned by any of the Parties without the prior written consent of each of the other Parties, except that any party may assign this Agreement to an affiliate under common ownership and control (“Affiliate”) with such party by providing notice of such assignment to the other party provided that (i) such assignment shall not be permitted without the consent of the other Parties if such assignment would impair, hinder or delay the consummation of the transactions contemplated hereby; (ii) any additional costs and expenses that arise due to any assignment by a party to an Affiliate shall be the sole responsibility of such party and (iii) the assigning party shall remain liable for its obligations under this Agreement.
     15.3 Press Releases. No party shall make any public announcement, press release or any other filing with any regulatory agency with respect to the transactions contemplated by this Agreement without the prior written approval of the other Parties, which approval shall not unreasonably be withheld. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or stock exchange, except that the party required to make such announcement shall provide a draft copy thereof to the other Parties hereto, and consult with such other Parties concerning the timing and content of such announcement, before such announcement is made.
     15.4 Notices. All notices, consents, approvals, demands, requests and other communications required or desired to be given under this Agreement must be given in writing, and shall be sent by registered or certified mail, return receipt requested, by hand delivery, by facsimile, if receipt is confirmed, or by overnight courier service, addressed to the Parties at their addresses set forth below, or such other addresses as they may designate by like notice:

To the BB Swap Parties at:	c/o Mediacom Broadband LLC
100 Crystal Run Road
Middletown, NY 10941
Attention: Mark Stephan, CFO
Fax: (845) 695-2639

To the LLC Swap Parties at:	c/o Mediacom LLC
100 Crystal Run Road
Middletown, NY 10941
Attention: Mark Stephan, CFO
Fax: (845) 695-2639

To Mediacom at:	Mediacom Communications Corporation
100 Crystal Run Road
Middletown, NY 10941
Attention: Mark Stephan, CFO
Fax: (845) 695-2639

In each case
with a copy to:	Denise M. Tormey
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020
Fax: (212) 768-6800
Any notice or other communications made shall be deemed to have been given when received.
     15.5 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.
     15.6 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.
     15.7 Counterparts. This Agreement and all Transaction Documents may be executed by facsimile and in counterparts, each of which will be deemed an original and all of which together shall be deemed one document.
     15.8 Entire Agreement. This Agreement, including all Schedules, Exhibits and Transaction Documents, contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the Parties with respect to the transactions contemplated hereby, and all letters of intent and other writings relating to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing signed by the Parties which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the Party against which enforcement of any such amendment, supplement or modification is sought.
     15.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement; unless the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner that is materially adverse to any Party.
     15.10 Governing Law; Forum. This Agreement and all obligations created hereunder or required to be created hereby shall be governed by and construed and enforced in accordance with the laws of the State of New York, without referenced to its choice of law provisions.

     15.11 No Third Party Beneficiaries. This Agreement constitutes an agreement solely among the Parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations or liabilities, legal or equitable, on any other person other than the Parties hereto and their respective successors or assigns, or otherwise constitute any person a third party beneficiary under or by reason of this Agreement.
     15.12 Further Assurances. The Parties agree that they shall execute and deliver any and all additional writings, instrument, and other documents contemplated hereby or referred to herein and shall take such further action as shall be reasonably required in order to effectuate the terms and conditions of this Agreement.
     15.13 Drafting Presumption. The Parties agree that they shall participate in the drafting of this Agreement and, in the event that any dispute arises in the interpretation or construction of this Agreement, no presumption shall arise that either one Party or the other drafted this Agreement.
     15.14 Brokerage. The Parties represent and warrant that there are no broker’s or finder fees or commission due as a result of this transaction.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement effective as of the Effective Date.

BB SWAP PARTIES:

MCC ILLINOIS LLC
By:	Mediacom Broadband LLC, its sole member
By: Mediacom Communications Corporation, its sole member

By:

Name:
Title:

MCC IOWA LLC
By:	Mediacom Broadband LLC, its sole member
By: Mediacom Communications Corporation, its sole member

By:

Name:
Title:

MCC GEORGIA LLC
By:	Mediacom Broadband LLC, its sole member
By: Mediacom Communications Corporation, its sole member

By:

Name:
Title:

MCC MISSOURI LLC
By:	Mediacom Broadband LLC, its sole member
By: Mediacom Communications Corporation, its sole member

By:

Name:
Title:
(Asset Transfer Agreement)

LLC SWAP PARTIES:

MEDIACOM WISCONSIN LLC
By:	Mediacom LLC, its sole member
By: Mediacom Communications Corporation, its sole member

By:

Name:
Title:

MEDIACOM ILLINOIS LLC
By:	Mediacom LLC, its sole member
By: Mediacom Communications Corporation, its sole member

By:

Name:
Title:

MEDIACOM SOUTHEAST LLC
By:	Mediacom LLC, its sole member
By: Mediacom Communications Corporation, its sole member

By:

Name:
Title:

MEDIACOM IOWA LLC
By:	Mediacom LLC, its sole member
By: Mediacom Communications Corporation, its sole member

By:

Name:
Title:
(Asset Transfer Agreement)

MEDIACOM:

MEDIACOM COMMUNICATIONS CORPORATION

By:

Name:
Title:
(Asset Transfer Agreement)